UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM SB-2/A

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              EXECUTE SPORTS, INC.
                 (Name of small business issuer in its charter)

               Nevada                                 2320                            30-0038070
     (State or jurisdiction of            (Primary Standard Industrial             (I.R.S. Employer
   incorporation or organization)          Classification Code Number)            Identification No.)

                Execute Sports, Inc.
           1284 Puerta Del Sol, Suite 150
               San Clemente, CA 92673
                   (949) 498-5990
     (Address and telephone number of principal             (Address and telephone number of agent for
 executive offices and principal place of business)                          service)

                                   Copies To:

                               Michael L. Corrigan
                                 Attorney At Law
                         4275 Executive Square Suite 215
                               La Jolla, CA 92037
                                 (858) 362-1440


        Approximate date of commencement of proposed sale to the public:
             As soon as practicable after the effective date hereof.

                                   ----------


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]


If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
                                                Proposed maximum     Proposed maximum
Title of each class of          Amount to be    offering price       aggregate offering    Amount of
securities to be registered     registered      per share            price(3)              registration fee
-----------------------------------------------------------------------------------------------------------
Common stock, par value
$.001 per share, included
by Company pursuant to
this offering (1)               3,571,428       $.35                 $1,250,000            $418.21
-----------------------------------------------------------------------------------------------------------
Common stock, par value
$.001 per share, held by
current shareholders
subject to this
registration statement (2)      6,679,350       $.35                 $2,337,773            $772.15
-----------------------------------------------------------------------------------------------------------
Totals                         10,250,778       $.35                 $3,587,773            $1200.36
-----------------------------------------------------------------------------------------------------------

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.

      (1) These shares are the new distribution shares. These shares represent the shares with respect to which the Company will receive proceeds from the sale of such shares. The Company will not receive proceeds from the sale of any shares currently held by the Company's shareholders. See also "Plan of Distribution" on page 19. The initial offering price of all shares of common stock offered for sale by the Company pursuant to this registration statement will be $.35 per share for the duration of this offering until all such shares are sold to third-parties by the Company. The $.35 per share price for shares of common stock sold by the Company will not be changed by the Company regardless of the prevailing market prices of shares of common sold on any securities exchange or privately negotiated transaction.

      (2) This amount includes all shares of common stock issued to the Company's shareholders who may sell or distribute shares which are subject to this registration statement. See "Plan of Distribution" on page 19. The selling security holders are offering up to 6,679,350 shares at $.35 per share until our common stock is quoted on the OTC Bulletin Board or other secondary trading marketplace. Thereafter, the selling security holders may sell their shares of common stock subject to this registration statement at prevailing market prices or privately negotiated prices.

      (3) Estimated solely for the purpose of calculating the registration fee under Rule 457(c) or (g) under the Securities Act of 1933 based on the per share book value of the registrant as of March 31, 2005. No market currently exists for the shares.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


--------------------------------------------------------------------------------
A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTES AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE

                                   PROSPECTUS

                 Shares of Common Stock of Execute Sports, Inc.

This prospectus relates to the registration, distribution and sale of the common shares of Execute Sports, Inc., consisting of:

      (1) up to 6,679,350 shares currently held by the Company's shareholders who are specified on page 36 "Selling Shareholders"; and


      (2) up to 3,571,428 new distribution shares on a self-undwritten basis, 2,142,857 shares minimum, 3,571,428 shares maximum which may be issued by the Company in this offering.


This is our initial public offering of shares of our common stock. The Company is registering these shares with the SEC using a shelf registration process which will allow the sales of shares held by our current shareholders over a period of time in varying amounts as described under "Plan of Distribution" on page 19. We will receive no proceeds from the sale of any shares made by any selling shareholders. We will receive proceeds from the sale of any new distribution shares pursuant to this offering. There is no minimum number of shares that we have to sell pursuant to this offering. There will be no escrow account, trust or similar account established for the sale of new distribution shares. All consideration received from the offering of the new distribution shares by the Company will be immediately used by us and there will be no refunds. The Company may also issue new distribution shares in exchange for non-cash consideration.


We have arbitrarily set the offering price for our shares at $.35, and the offering price does not bear any relationship to our assets, book value, net worth, earnings, results of operations or other established valuation criteria. We plan for our shares to become approved for trading on the OTC Bulletin Board. No market maker has yet undertaken to sponsor the Company's stock. The Company has not engaged and does not anticipate engaging any underwriter to assist in the distribution of the shares at this time. The Company anticipates that all offers, sales and other distributions of the new distribution shares will be by or through the Company's officers or other representatives (who fall within the requirements of Rule 3a4-1 of the Securities Act of 1934), without special compensation or commission with respect to any such sales or distributions of such new distribution shares. However, the Company reserves the right to engage an underwriter at some future date and upon compliance with any disclosure obligations associated herewith. This offering shall commence upon effectiveness of this registration statement and will expire whenever all of the shares have been sold or 12 months after the date of effectiveness, whichever comes first.



Investing in our common stock involves risks. See "Risk Factors" beginning on page __.

                                                      Per Share          Total
                                                   -------------   -------------
Public offering price                              $         .35   $   1,250,000
Underwriting discounts and
commissions                                        $        0.00   $        0.00


Delivery of the shares will be made on or about September 30, 2005.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The information in this prospectus is not complete. No one is allowed to distribute the common stock offered by this prospectus until the registration statement that we have filed with the SEC becomes effective. This prospectus is not an offer to sell our common stock - and does not solicit offers to buy - in any state where the offer or sale is not permitted.

     The date of this prospectus is August __, 2005, subject to completion.

Part I

                                Table of Contents


PART I

Prospectus Summary ..........................................................6
Risk Factors ...............................................................10
Note Regarding Forward Looking Statements...................................17
Use of Proceeds.............................................................17
Determination of Offering Price.............................................18
Capitalization..............................................................19
Dilution ...................................................................20
Plan of Distribution........................................................22
Management's Discussion and Analysis........................................27
Description of Business.....................................................34
Directors, Executive Officers, Promoters, Control Persons...................39
Security Ownership of Certain Beneficial Owners and Management..............40
Executive Compensation......................................................42
Description of Property.....................................................44
Certain Relationships and Related Transactions..............................44
Selling Shareholders........................................................44
Legal Proceedings...........................................................48
Description of Securities...................................................48
Interest of Named Experts and Counsel.......................................49
Transfer Agent and Registrar................................................50
Market for Common Equity and Related Stockholder Matters....................50
Financial Statements........................................................F-1

PART II
Indemnification of Directors and Officers...................................52
Other Expenses of Issuance and Distribution ................................53
Recent Sales of Unregistered Securities.....................................53
Exhibits ...................................................................54
Undertakings ...............................................................55
Certifications .............................................................
Exhibit Index ..............................................................57


You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in, or that can be accessed through, our websites is not a part of this prospectus. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We use market data and industry forecasts and projections throughout this prospectus, which we have obtained from third party market research, publicly available information and industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on industry surveys and the preparers' experience in the industry and there is no assurance that any of the projected amounts will be achieved. Similarly, we believe that the surveys and market research others have performed are reliable, but we have not independently verified and do not guarantee the accuracy or completeness of this information.

This prospectus refers to brand names, trademarks, service marks and trade names of other companies and organizations. We have registered the following marks with the United States Patent and Trademark Office: Execute SportsSM. Each other trademark, trade name or service mark appearing in this prospectus belongs to its respective owner.


                               PROSPECTUS SUMMARY

This summary does not contain all of the information you should consider before buying shares of our common stock. You should read the entire prospectus carefully, especially the "Risk Factors" section and our financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in shares of our common stock.


                              EXECUTE SPORTS, INC.

Our Company


We design, market and distribute "Execute Sports" branded products to the motor sport and water sports markets. We rely on relationships with contract manufacturers to produce our products.The Company's products include team and factory graphics kits for motocross, ancillary clothing and travel bags, wetsuits, vests and gloves, dry jackets and graphics kits for NASCAR and leading wakeboarding brands and athletes. In addition, we license other leading power sports brands to create apparel and ancillary products that we distribute on both a wholesale and a retail basis.

Our graphics kits for motocross were commercialized in 2002 under a "private label" program, and in 2003, we began selling motocross graphics and accessories under the "Execute Sports" brand. Our wetsuits, vests and ancillary products were commercialized in 2003 under the "Execute Sports" brand. Our Nascar-licensed graphics kits were commercialized in May, 2005 and are still in development stages.


The Company has international operations, with headquarters in San Clemente, California and representation through a satellite office in Taipei, Taiwan R.O.C., as well as contract manufacturing representatives in Mainland China. Execute Sport's mandate is to design, develop and distribute the best quality products at the most reasonable prices.

The Company markets its products through a network of independent dealers located throughout the United States, and through distributors representing dealers in Europe, Australia, South Africa, Asia and other international markets. The "Execute Sports" brand name has existed for two years.

Our products are marketed and sold to consumers of and participants in the "power sports" market. The "power sports" industry is composed of motorcycles, personal watercraft (PWC), all-terrain vehicles (ATVs) and snowmobiles. The Company's success in the market place depends strongly on the continued interest and participation in power sports by consumers.


Recent Developments


In September, 2004, we commenced a private placement offering of 2,918,000 shares of common stock at $.25 per share. On May 27, 2005, we closed the private placement offering, having received gross proceeds of $729,500.

On January 10, 2005, the Company elected to dismiss its principal accountant, Traci J. Anderson, and to appoint Bedinger & Company as of January 10, 2005 in a resolution passed by our Board. Our former principal accountants report for fiscal 2003 contained a "Going Concern" opinion on the Company. The decision to change auditors was approved by the Company's Board of Directors on January 10, 2005.

The report of Traci J. Anderson on the Company's financial statements for either of the two most recent completed fiscal years did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principals.

During the Company's subsequent period ending December 31, 2003 (the "Reporting Periods"), with respect to the financial statements, there were no disagreements with Traci J. Anderson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Traci J. Anderson, would have caused it to make reference to the subject matter of the disagreements in connection with its report with respect to the financial statements of the Plan.

During the Reporting Periods, there were no "reportable events" as such item is described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with respect to the financial statements.

During the Reporting Periods, the Company did not consult with Bedinger & Company with respect to the financial statements regarding (i) the application of accounting principals to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements, (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K) or a "reportable event" (as such term is described in Item 304(a)(1)(v) of Regulation S-K), or (iii) any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Company has furnished a copy of this Report to Traci J. Anderson and requested that Traci J. Anderson furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether the former accountant agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. The letter from Traci J. Anderson is attached hereto to this Registration Statement as Exhibit 16.1.


Summary of the Offering

The Company                We were  incorporated  in Nevada in January  2002 under the name "Padova  International  USA,
                           Inc." and in March,  2005  changed  our name to  "Execute  Sports,  Inc." to more  accurately reflect the nature of our  business and  products to the market  place.  The name change took effect on March 15, 2005.

                           Our  executive  offices  are  located  at 1284  Puerta  Del Sol,  Suite  150,  San  Clemente,
                           California  92673  and  our  telephone  number  is  (949)  498-5990.  Our  Internet  site  is
                           www.executesports.com .

Capital Structure          We are authorized to issue 75,000,000  shares of common stock,  having par value of $.001 per share.  Immediately  prior to the  filing of this  registration  statement  the  Company  had outstanding 15,644,928 shares of common stock.

The Offering;
Shares Registered          In addition to the 3,571,428  shares that are being initially  offered by the Company in this prospectus,  the selling  stockholders  identified on page 36 of this prospectus are offering
                           6,679,350 shares on a resale basis for a total of 10,250,778 shares:

      o 2,918,000 shares of our outstanding common stock issued in connection with our September, 2004 private placement;
      o 171,350 shares of our outstanding common stock issued in connection with debt conversion in February 2005;
      o 3,340,000 shares of our outstanding common stock issued in connection with professional services contracts and consulting fees in February 2005;
      o 250,000 shares of our outstanding common stock issued to employees in February 2005.

   Common stock offered..................................... .10,250,778 shares
   Common stock outstanding after this offering (1) ..........17,787,785 shares
   Common stock outstanding after this offering(2)...... .....19,216,356 shares

   (1) If the minimum 2,142,857 new distribution shares are sold.
   (2) If the maximum of 3,571,428 new distribution shares are sold.



Proposed
Trading Market             OTC Bulletin Board


Offering Period            The Company is registering the current holder shares under a shelf  registration to allow the
                           Company's  current  shareholders the opportunity to sell their shares over an extended period of time.

                           The new  distribution  shares  are being  offered to the public  upon  effectiveness  of this registration  statement by the Company.  This offering shall commence upon  effectiveness  of this  registration  statement and will expire whenever all of the shares have been sold or 12 months after the date of effectiveness, whichever comes first.

Determination of           We arbitrarily  determined the offering price for our shares,  and the offering does not bear
Offering Price             any  relationship to our assets,  book value, net worth,  earnings,  results of operations or other established valuation criteria.

Investor Suitability       A purchase of our shares  involves  very high risk and should not be  purchased  by investors who cannot afford the loss of their entire investment.

Risk Factors               The shares being offered are speculative and involve very high risks,  including those listed in "Risk Factors".

Net Proceeds               The  Company  will not  receive  any  proceeds  from the sale of any  shares  by any  selling shareholder.  The Company will only receive proceeds from the sale of new distribution shares pursuant to this  offering.  If the maximum number of 3,571,428 new  distribution  shares are sold for cash  consideration,  our net proceeds will be $1,250,000,  excluding  costs of this offering.  However, the Company may not sell the maximum number of new distribution shares in this offering.

Use of Proceeds            We  intend  to use the net  proceeds  from  this  offering  for  working  capital,  marketing
                           activities,   inventory,   international   expansion,  the  payment  of  certain  outstanding
                           obligations and other general corporate purposes. See "Use of Proceeds" on page 15 below.

Summary Financial Data

The following table summarizes historical financial data regarding our business and should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes included elsewhere in this prospectus. The summary information for the years ended December 31, 2003 and 2004 and the six months ended June 30, 2005 and 2004 have been derived from our financial statements, which were audited by Bedinger & Company for the years ended December 31, 2004 and 2003, and are included elsewhere in this prospectus.


                                       Year ended December 31,      Six Months ended June 30,
                                     --------------------------    --------------------------
                                        2004           2003           2005           2004
                                     -----------    -----------    -----------    -----------
Revenues                             $ 1,384,188    $   726,048    $ 1,258,893    $ 1,117,517

Operating Expenses                       630,216        295,991      2,841,970        272,793

Net (Loss) Income                       (540,490)      (288,854)    (2,518,983)        48,550
Weighted Avg. Shares Out                      --             --             --             --
Net (Loss) Income Per Common Share
     Basic and Diluted                        --             --             --             --

                                             Year ended December 31,    Six Months ended June 30,
                                            ------------------------    ------------------------
                                              2004          2003          2005          2004
                                            ----------    ----------    ----------    ----------
Cashflows Used in Operating Activities        (127,222)     (250,413)     (437,506)      (26,183)
Net loss                                      (540,490)     (288,854)   (2,518,983)       48,550

Cash and Cash Equivalents (end of period)        5,154        40,244        52,060        32,405

Total Current Assets                           306,110       424,238     1,457,412       607,259
Total Assets                                   327,916       447,567     1,476,241       628,218
Total Current Liabilities                    1,137,925       886,586     1,162,071     1,018,687
Total Stockholder's Equity                    (810,009)     (439,019)      314,170      (390,470)

                                  RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below with all of the other information included in this prospectus before making an investment decision. If any of the possible adverse events described below actually occur, our business, results of operations or financial condition would likely suffer. In such an event, the market price of our common stock could decline and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business, results of operations or financial condition.

Risks Relating to Our Business

We have historically incurred losses and may continue to incur losses in the future, which may impact our ability to implement our business strategy and adversely affect our financial condition.


In the review of our financial statements, our auditors, Bedinger & Company, have questioned our ability to continue as a going concern (see page F__ of this Registration Statement). This is based on our Company's history of reported losses. We have a history of losses. We had a net loss of $540,490 for the fiscal year ended December 31, 2004 and a net loss of $288,854 for the fiscal year ended December 31, 2003.

We showed a net loss for the three months ended March 31, 2005 of $4,382 and a net loss for the six months ended June 30, 2005 of $2,514,601. The increase in net loss for the quarter ended June 30, 2005 was due primarily to the expensing of stock issued to founders, key employees and for professional services. The majority of net loss for the six months ended June 30, 2005 was incurred due to the expensing of $2,125,000 in stock issued to founders. The expensing of stock issued for the period ending June 30, 2005 was a non-cash expense.

The report accompanying our second quarter of 2005, as well as fiscal year ended 2004 and 2003 financial statements by our independent registered public accounting firm states that our operating results, working capital deficit, net capital deficit and limited available financing sources raise substantial doubt about our ability to continue as a going concern. We may never achieve sustained profitability.

We expect to significantly increase our operating expenses by expanding our marketing operations and increasing our level of capital expenditures in order to grow our business and further develop and maintain our services. Such increases in operating expense levels and capital expenditures may adversely affect our operating results if we are unable to immediately realize benefits from such expenditures. In addition, if we are unable to manage a significant increase in operating expenses, our liquidity will likely decrease and negatively impact our cash flow and ability to sustain operations. In turn, this would have a negative impact on our financial condition and share price.

We also expect that our operating expenses will significantly increase as a result of becoming a public company following this offering. We cannot assure you that we will be profitable or generate sufficient profits from operations in the future. If our revenue growth does not continue, we may experience a loss in one or more future periods. We may not be able to reduce or maintain our expenses in response to any decrease in our revenue, which may impact our ability to implement our business strategy and adversely affect our financial condition. This would also have a negative impact on our share price.

Our business is subject to "seasonal" or "cyclical" factors.

There is a cyclical component of our waters sports business wherein we receive a relatively larger portion of revenue because our water sports customers submit the majority of their purchase orders for product in the months of September through November for the coming sales year and are shipped in January through May. The majority of our water sports business is driven by the wakeboarding/waterski industy, which historically is the most active in the spring and summer months. We anticipate this cyclical aspect of our water sports business to continue for the foreseeable future but can make no assurances that will be the case.

Our industry is highly competitive and we may not be able to compete effectively, which could reduce demand for our services.


The power sports market is intensely competitive. Our current primary competitors for motocross graphics include One Industries Graphics, Factory Effex, NStyle, and our primary competitors for wetsuits includes O'neil, Rip Curl and Quicksilver. The market for the Company's products is characterized by competing businesses introducing products similar to those offered by the Company. There are relatively low barriers to entry into the business. Many of the Company's competitors or potential competitors have longer operating histories, longer customer relationships and significantly greater financial, managerial, sale and marketing and other resources than does the Company. The Company is vulnerable to a competitor making a late, but well-funded, run at the Company if it is not aggressive in quickly attaining a consumer base sufficient for the Company to rely on for sustainable cash flow, and strategic partners as well as establishing a strong brand identity.


Our Success is Tied to Dependence on Key Personnel.


The Company's success depends to a significant extent upon efforts and abilities of its key personnel, including Don Dallape, Chief Executive Officer and Scott Swendener, President, as well as other key creative and strategic marketing personnel. Competition for highly qualified personnel is intense. The loss of any executive officer, manager or other key employee could have a material adverse effect upon the Company's business, operating results and financial condition. If the Company is not able to efficiently replace its key personnel with qualified individuals, its business and operational activities could suffer. In turn, if the Company's operational activities decline, its financial performance and overall financial condition will also suffer. This would have an adverse affect on our share price. No assurances can be given that a replacement for Mr. Dallape or Mr. Swendener could be located if their services were no longer available. At present, we do not have key man insurance for either Mr. Dallape or Mr. Swendener.


We Are a High Risk Early Stage Company.

The Company is a high-risk early stage company with limited operating history in a competitive industry. In addition, the Company's limited operating history provides a limited basis on which to base an evaluation of its business and prospects. In addition, the Company's revenue model relies substantially on the assumption that the Company will be able to successfully expand its sales and distribution channels in key markets. The Company's prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in the earliest stages of development. To be successful in this market, the Company must, among other things:

      o     Continue to expand distribution and sales channels for its products;
      o     Attract and maintain customer loyalty;
      o Continue to establish and increase awareness of the Company's brand and develop customer loyalty;
      o     Provide desirable products to customers at attractive prices;
      o Establish and maintain strategic relationships with strategic partners and affiliates;
      o     Rapidly respond to competitive developments;
      o Build an operations and customer service structure to support the Company's business; and
      o     Attract, retain and motivate qualified personnel.


The Company cannot guarantee that it will be able to achieve these goals, and its failure to do so could have a material adverse effect on the Company's business. If the Company's business suffers as a result of failing to meet any one or all of the above listed goals, its financial performance and financial condition will suffer. This will also have an adverse affect on the price of the Company's shares.

Moreover, there can be no assurance that the Company's financial resources will be sufficient to enable it to operate for the length of time that management expects, or that the Company will be able to obtain additional funding when the Company's current financial resources are exhausted. The Company expects that its revenues and operating results will fluctuate significantly in the future.

There can be no assurance that any or all of the Company's efforts will be successful or that the Company will ever be profitable. If the Company's efforts are unsuccessful or other unexpected events occur, purchasers of the Shares offered hereby could lose their entire investment.

We may need additional financing to support business growth, and this capital might not be available on acceptable terms, or at all, which could adversely affect our financial condition.

The Company's financial resources are limited and the amount of funding that it will require to develop and commercialize its products is highly uncertain. Adequate funds may not be available when needed or on terms satisfactory to the Company. Lack of funds may cause the Company to delay, reduce and/or abandon certain of all aspects of its product development programs.


While we expect that our initial funding, even if we receive the maximum anticipated proceeds, will be sufficient in the near term to allow us to produce and distribute our existing lines of products, there are a number of factors that we cannot control that could require us to seek additional financing to support further demand for those products in the market both through existing distribution channels and potentially through new ones, and to finance the development, production and distribution of new products, as well as the development of new distribution channels and new markets.

The Company plans to, upon completion of this Offering, seek immediately additional financing through a subsequent offering, which may include the issuance of equity securities. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of the stockholders of the Company will be reduced, stockholders may experience additional dilution and such securities may have rights, preferences and privileges senior to those of the Company's Common Stock. There can be no assurance that additional financing will be available on terms favorable to the Company or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to fund its expansion, take advantage of unanticipated acquisition opportunities, develop or enhance products or respond to competitive pressures. Such inability could have a material adverse effect on the Company's business, and ability finance its operations. If the Company cannot finance its operations, the affect on our stock price will be adverse. See "Use of Proceeds."


Our quarterly operating results may fluctuate in future periods and, as a result, we may fail to meet investor expectations, which could cause the price of our common stock to decline.

As a result of our history of incurring net losses, the relatively short-term nature of our licensing, distribution and partner agreements, we may not be able to accurately predict our operating results on a quarterly basis, if at all. We expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors, many of which are outside of our control, including:

      o     the Company's ability to establish and strengthen brand awareness;
      o the Company's success, and the success of its strategic partners, in promoting the Company's products;
      o the overall market demand for motorcycle and water sports products of the type offered by the Company and in general;
      o pricing changes for motorcycle and water sports products as a result of competition or otherwise;
      o the amount and timing of the costs relating to the Company's marketing efforts or other initiatives;
      o     the timing of contracts with strategic partners and other parties;
      o fees the Company may pay for distribution and promotional arrangements or other costs it incurs as it expands its operations;
      o the Company's ability to compete in a highly competitive market, and the introduction of new products by the Company; and
      o economic conditions specific to the motorcycle and water sports industries and general economic conditions.

We believe period-to-period comparisons of our operating results are not necessarily meaningful, and you should not rely upon them as indicators of future performance. It is also possible that in the future, our operating results will be below the expectations of public market analysts and investors due to quarterly fluctuations rather than our overall performance. In that event, the trading price of our common stock may decline.


We Rely Heavily on Four Major Customers for Revenue

Historically, four primary customers have accounted for more than 90% of our business. The three primary customers of our water sports products are Bass Pro Shops , GI Joes and Galyans - Dicks Sporting Goods. These three customers account for more than 80% of our water sports revenue. If any of these customers decides to exit the water sports market, or to select one of our competitor's products over our own, our business would be materially adversely impacted. Other larger , better capitalized competitors could offer these customers preferable price points or other incentives that we might not be able to compete with. The primary customer of our motorcycle graphics business is Global Motor Sports Group, which accounts for about 50% of our graphics business. If Global Motor Sports Group selects one of our competitors graphics products and terminates our relationship we would be materially adversely affected. There are larger, better capitalized competitors that could provide Global Motor Sports Groups with lower pricing and additional incentives that we might not be able to effectively compete against. If we were to lose any one of these customers our business and financial condition would likely be negatively impacted. In turn our financial results would decline and our share price would also likely decline.

We Rely on Three Major Manufacturers of our Products

Sheico, Winning Industries and Hydro Dynamics manufacture 100% of our products, and 65%, 15% and 5% respectively. All manufacturing is based in mainland China. If these facilities were inaccessible to us for political reasons or in the event of a natural disaster, our business would be materially adversely affected. We might not be able to transition our manufacturing business to another manufacturer in a timely manner and the costs of changing facilities as well as the costs of manufacturing elsewhere could be prohibitively high. In addition, each of these manufacturers are "contract" manufacturers and consequently are not solely obligated to service our account. In which case, other larger customers might demand more of these manufacturers resources which in turn, could cause delays in their ability to provide us with timely delivery of product. If , for any of the reasons stated above, we are not able to timely respond to purchase orders through our existing contract manufacturing partners, we would likely see a negative impact in our business and operations. In turn, this would have a material adverse impact on our financial results and our share price would likely decline.


We Could Have Difficulty in the Management of Potential Growth.


The Company anticipates that a period of significant expansion will be required to address potential growth in its customer base, market opportunities and personnel. This expansion will place a significant strain on the Company's management, operational and financial resources. To manage the expected growth of its operations and personnel, the Company will be required to implement new operational and financial systems, procedures and controls, and to expand, train and manage its growing employee base. The Company also will be required to expand its finance, administrative and operations staff. Further, the Company anticipates entering into relationships with various strategic partners and third parties necessary to the Company's business. There can be no assurance that the Company's current and planned personnel, systems, procedures and controls will be adequate to support the Company's future operations, that management will be able to hire, train, retain, motivate and manage required personnel for planned operations, or that Company management will be able to identify, manage and exploit existing and potential strategic relationship and market opportunities. The failure of the Company to manage growth effectively could have a material adverse effect on the Company's business because it might be unable to meet purchase order demands from its customers, or maintain a level of inventory sufficient to support demand. This could cause the Company to lose customer and distribution relationship that would , in turn have an adverse affect on the Company's results of operations and financial condition. In which case, the Company's share price would be adversely affected.

If we chose to acquire new or complementary businesses, services or technologies, we may not be able to complete those acquisitions or successfully integrate them.


In addition to organic growth to expand our operations and market presence, we intend to pursue a growth strategy driven by acquisitions and business combinations of complementary business, services or technologies or engage in other strategic alliances with third parties. Any such transactions would be accompanied by the risks commonly encountered in such transactions, including, among others, the difficulty of assimilating operations, technology and personnel of the combined companies, the potential disruption of our ongoing business, the inability to retain key technical and managerial personnel, the inability of management to maximize our financial and strategic position through the successful integration of acquired businesses, additional expenses associated with amortization of acquired intangible assets, the maintenance of uniform standards, controls and policies and the impairment of relationships with existing employees and customers. We may not be successful in overcoming these risks or any other potential problems. Any acquisition may have a material adverse effect on our business if it any of the risks stated above materialize, and each of the risks stated above could bring about adverse operating results which in turn, would negatively impact the Company's financial condition. In turn, the price of our stock would be negatively affected.


We will incur increased costs as a result of being a public company and this may adversely affect our operating results.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and the OTCBB. We expect these rules and regulations will increase our legal and financial compliance costs and make some activities more time consuming and costly. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.


New rules, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain the trading status of our common stock on the Over the Counter Bulletin Board Market.

We may be unable to attract and retain qualified officers, directors and members of board committees required for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly-held companies, including, but not limited to, certifications from executive officers and requirements regarding audit committee financial experts. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by OTCBB. Furthermore, certain aspects of these recent and proposed changes heighten the requirements for board and committee membership, particularly with respect to an individual's independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, we may be unable to maintain the trading status of our common stock on the OTCBB Market.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

As of the date of this registration statement, we have made loans in the form of promissory notes to a strategic partner amounting to $199,478, which represents approximately 14% of our total assets. The promissory notes bear an annual interest rate of 2% and come to maturity beginning on April 7, 2005 through July 1, 2005. If these loans are not repayed by maturity date, our business will be adversely affected.


We have established a strategic relationship with WDHQ, Inc. and 449, Inc. (the "Debt Holders"), which are both owned and operated by the same individual, Don Swedo, who is an unrelated party to our business. The Debt Holders own and operate five retail franchises of EagleRider Corporation (the "Parent Company") located in Miami, St. Louis, Phoenix, Palm Springs and San Diego. In conjunction with, but not as a condition of, our loan to the Debt Holders, we have secured an exclusive license and wholesale distribution agreement with the Parent Company that we believe will substantially expand our addressable customer base for our products as well as increase our sales by fulfilling purchase orders on a wholesale distribution basis. However, if the Debt Holders fail to repay the principal and interest on the note in a timely fashion, our cash flow from existing operations could be negatively impacted. In turn, this would negatively impact our financial performance and results, as well as our ability to respond efficiently to purchase orders from other distributors.


Risks Relating to this Offering and Ownership of Our Common Stock

The market price of our common stock is likely to be highly volatile, which could cause investment losses for our stockholders and result in stockholder litigation with substantial costs, economic loss and diversion of our resources.

The trading price of our common stock is likely to be highly volatile and could be subject to wide fluctuations as a result of various factors, many of which are beyond our control, including:

      o developments concerning licenses and trademarks by us or a competitor;
      o announcements by us or our competitors of significant contracts, acquisitions, commercial relationships, joint ventures or capital commitments;
      o     actual or anticipated fluctuations in our operating results;
      o     introductions of new products by us or our competitors;
      o     changes in the number of our distribution partners;
      o     loss of key employees;
      o     changes in the market valuations of similar companies; and
      o     changes in our industry and the overall economic environment.


In addition, the stock market in general, and the OTCBB have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the listed companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market, securities class action litigation has often been instituted against these companies. Litigation against us, whether or not a judgment is entered against us, could result in substantial costs, and potentially, economic loss, and a diversion of our management's attention and resources.

We plan to continue to pay for consulting and professional services fees with our stock and this would be dilutive to investors.

In the past we have issued shares to consultants and professional services providers as a means of paying certain professional service fees and consulting agreements. We plan to continue to use our stock in the future as a means of paying for these kind of services, and believe that doing so will enable us to retain a greater percentage of our operating capital to pay for operations, product development and purchase of additional inventory.

Price and volume fluctuations in our stock might negatively impact our ability to effectively use our stock to pay for services, or it could cause us to offer stock as compensation for services on terms that are not favorable to the Company and its shareholders. If we did resort to granting stock in lieu of cash for consulting and professional services fees under unfavorable circumstances, it would result in increased dilution to investors.


We cannot assure you that a market will develop for our common stock or what the market price of our common stock will be.


Prior to this offering, there was no public trading market for our common stock, and we cannot assure you that one will develop or be sustained after this offering. We cannot predict the extent to which investor interest will lead to the development of an active and liquid trading market for our common stock. The initial public offering price will be determined by our market maker that will sponsor our application for trading status on the OTCBB and us and may bear no relationship to the price at which our common stock will trade upon completion of this offering. You may not be able to resell your shares above the initial public offering price and may suffer a loss in your investment.


Management has broad discretion to use the proceeds from this offering for business activities that may not be successful, which could affect the trading price of our common stock.


We intend to use the net proceeds from this offering to pay certain outstanding obligations, increase working capital, fund capital expenditures, finance our international expansion and fund marketing activities. Accordingly, management will have significant flexibility in applying the net proceeds of this offering. The failure of management to apply such funds effectively could have a material adverse effect on our business, results of operations and financial condition.


Future sales of shares of our common stock that are eligible for sale by our stockholders may decrease the price of our common stock.


We had 15,644,928 shares of common stock outstanding on August 9, 2005. Based on shares outstanding as of August 9, 2005, upon completion of this offering, we will have 19,216,356 shares of common stock outstanding if the maximum is subscribed and 17,787,785 shares of common stock outstanding if the minimum is subscribed.. Of these shares, 8,456,000 are held by directors, executive officers and other affiliates and will be subject to volume limitations under Rule 144 under the Securities Act. Actual sales, or the prospect of sales by our present stockholders or by future stockholders, may have a negative effect on the market price of our common stock.


You will incur immediate and substantial dilution in the net tangible book value of the common stock you purchase, which could adversely affect the market price of our common stock.


Assuming the maximum offering, 75% of the maximum offering, or the minimum offering, this offering, will result in an immediate decrease to our net tangible deficit, of $(0.10), $(0.08) or $(0.06) per share, respectively to existing stockholders and an immediate dilution in net tangible book value of $(0.47), $(0.50) or $(0.51) per share to new investors purchasing shares of our common stock in this offering. Accordingly, the investors will bear the preponderant part of the financial risk associated with the Company's business, while effective control will remain with the Principal Stockholders. See "Dilution", "Description of Capital Stock", and "Capitalization".

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements that are based on our management's beliefs and assumptions and on information currently available to our management. The forward-looking statements are contained principally in the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Use of Proceeds" and "Business." In some cases, you can identify forward-looking statements by terms such as "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "possible," "potential," "predicts," "projects," "should," "will," "would" and similar expressions intended to identify forward-looking statements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading "Risk Factors." Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

                                 USE OF PROCEEDS


This prospectus relates to 10,250,778 shares of our common stock, of which, we will not receive any part of the proceeds of the sale of 6,679,350 of the shares that are being offered by the selling shareholders on page 36. The net proceeds to the Company from the sale of the remaining 2,142,857 shares (if minimum is sold) and 3,571,428 shares (if maximum is sold), at the offering price of $.35 per share, is estimated to be approximately $750,000 (if minimum is sold) and $1,100,000 (if maximum is sold), after deducting the estimated costs and expenses of this offering.


The Company intends to use the net proceeds of this Offering to continue its development, manufacturing and marketing of its products. The Company may also use the proceeds of this Offering maintain optimal inventory levels, to reduce debt, and, to the extent available, to fund other working capital needs (including SEC compliance and related public company costs). The proceeds of this offering are not expected to be sufficient to provide funding to pursue and execute the Company's acquisition strategy.

The Company has not yet determined all of its expected expenditures, and cannot estimate the amounts to be used for each purpose set forth above. Accordingly, management will have significant flexibility in applying a substantial portion of the net proceeds of this Offering.


Our offering is being made on a $750,000 minimum and a $1,250,000 maximum self-underwritten basis. The table below sets forth the use of proceeds if the minimum, 75% and 100% of the offering is sold.

                  At the Maximum Offering   At 75%            At the Minimum Offering
                 -----------------------------------------------------------------------
Marketing and Sales        $        375,000                   256,250           166,000
Inventory                           150,000                   150,000           150,000
Working Capital                     300,000                   150,000           100,000
Operating Expenses                  100,000                   100,000           100,000
Debt Reduction                      175,000                   131,250            84,000
                                  -----------------------------------------------------
Net Proceeds                      1,100,000                   787,500           600,000


The amounts and timing of the Company's actual expenditures will depend upon numerous factors, including the progress of the Company's efforts. The foregoing discussion represents the Company's best estimate of its allocation of the net proceeds of this Offering based upon current plans and estimates regarding anticipated expenditures. Actual expenditures may vary substantially from these estimates, and the Company may find it necessary or advisable to reallocate the net proceeds within the above-described uses for other purposes.


The Company anticipates, based on management's current plans and assumption relating to its operations, that the net proceeds of this Offering, if the maximum subscription is achieved, will be sufficient to satisfy its contemplated cash requirements to implement its business plan for its core through December, 2005. In the event that the proceeds of the Offering prove to be less or are insufficient to fund the implementation of its business plan (due to a change in the Company's plans or a material inaccuracy in its assumptions, or as a result of unanticipated expenses, or other unanticipated problems), the Company will be required to seek additional financing sooner than currently anticipated in order to proceed with such implementation.


THE FOREGOING REFLECTS ONLY ESTIMATES OF THE USE OF THE PROCEEDS IF THE MAXIMUM SUBSCRIPTION IS ATTAINED. IF LESS THAN THE MAXIMUM SUBSCRIPTION IS ATTAINED, THE AMOUNTS WILL BE ADJUSTED APPROPRIATELY. ACTUAL EXPENDITURES MAY VARY MATERIALLY FROM THESE ESTIMATES.


                                 DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings to finance the growth and development of our business and therefore do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, covenants in our debt instruments, and such other factors as our board of directors deems relevant.


                         DETERMINATION OF OFFERING PRICE

As no underwriter has been retained to offer our securities, the offering price of our shares was not determined by negotiation with an underwriter as is customary in underwritten public offerings. The offering price of $.35 per share of common stock has been arbitrarily determined by us and bears no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our shares. The factors considered were:

      o     our relatively short operating history;
      o     the proceeds to be raised by this offering;
      o     our relative cash requirements; and
      o the price that we believe a purchase is willing to pay for our shares.

The selling shareholders will sell our shares at $0.35 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.



                                 CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2005 on:

      o     an actual basis, and

      o a pro forma, as adjusted basis to reflect our sale of 10,250,778 shares of common stock in this offering at an assumed public offering price of $.35 per share and the receipt and application of the proceeds from (a) the sale of 3,571,428 of those shares upon maximum subscription, (b) the sale of 2,678,571shares at 75% subscription and (c) 2,142,857 shares at minimum subscription , estimated offering expenses

You should read this table in conjunction with our consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations," including elsewhere in this prospectus.

                                                                                       June 30, 2005
                                                                --------------------------------------------------------
                                                                  Actual                      Pro Forma
                                                                -----------    -----------------------------------------
                                                                                 At the        At 75% of       At the
                                                                                Maximum       the Maximum     Minimum
                                                                                Offering       Offering       Offering
                                                                -----------    -----------    -----------    -----------
Cash and cash equivalents                                       $    52,060    $ 1,152,060        839,560        652,060
                                                                -----------    -----------    -----------    -----------
Short-term debt                                                 $   561,750    $   561,750    $   561,750    $   561,750
Long-term debt                                                           --             --             --             --
                                                                -----------    -----------    -----------    -----------
Total debt                                                          561,750        561,750        561,750        561,750

Stockholders' equity:

Common Stock: $0.001 par value, 100,000,000 shares authorized            --          3,571          2,679          2,143

Additional-paid-in-capital                                               --      1,096,428        784,821        597,857

Common stock payable/subscribed                                   3,812,662      3,812,662      3,812,662      3,812,662

Retained Earnings                                                (3,498,492)    (3,498,492)    (3,498,492)    (3,498,492)
                                                                -----------    -----------    -----------    -----------
Total stockholders' equity                                          314,170      1,414,170      1,101,670        914,170
                                                                -----------    -----------    -----------    -----------
Total capitalization                                            $   875,920    $ 1,975,920    $ 1,663,420    $ 1,475,920
                                                                -----------    -----------    -----------    -----------

                                    DILUTION

Purchasers of our common stock in this offering will experience immediate and substantial dilution in the pro forma net tangible book value of the common stock from the initial public offering price. In our calculations, we have assumed an initial public offering price of $.35 per share of common stock.


Pro forma net tangible book value per common share is determined by dividing pro forma net tangible book value (total tangible assets less total liabilities) by the pro forma number of shares of common stock outstanding as of June 30, 2005

As of June 30, 2005, the pro forma net tangible deficit of our common stock was approximately $(3,498,492), or approximately $(.22) on a per share basis as if all our common stock payable/subscribed had been issued as of June 30, 2005.

As of June 30, 2005, after giving effect to the sale of 3,571,428 shares (maximum offering), 2,678,571 shares (75% of the maximum offering), or 2,142,857 shares (Minimum offering) of common stock offered by this prospectus (after deduction of estimated offering expenses of $150,000), our adjusted net tangible book value would have been approximately $(2,398,492), $(2,710,992) or $(2,898,492), respectively, or $(0.12), $(0.15) or $(0.16) per share of common stock assuming the maximum offering price, 75% of the maximum offering price and the minimum offering price, respectively.

Assuming the maximum offering, 75% of the maximum offering, or the minimum offering, this offering, will result in an immediate decrease to our net tangible deficit, of $(0.10), $(0.08) or $(0.06) per share, respectively to existing stockholders and an immediate dilution in net tangible book value of $(0.47), $(0.50) or $(0.51) per share to new investors purchasing shares of our common stock in this offering.

The following table illustrates the effects of this offering on our net tangible deficit and per share dilution to the new investors:



                                                              At the                            At the
                                                           Maximum Offering    At 75%      Minimum Offering
                                                         --------------------------------------------------
June 30, 2005 net tangible deficit                          $ (3,498,492)    $ (3,498,492)    $ (3,498,492)
Gross offering proceeds                                        1,250,000          937,500          750,000
Offering fees                                                   (150,000)        (150,000)        (150,000)
                                                         --------------------------------------------------
Net offering proceeds                                          1,100,000          787,500          600,000
Post offering net tangible deficit                          $ (2,398,492)    $ (2,710,992)    $ (2,898,492)

Number of common shares payable/
      subscribed as of June 30, 2005                          15,644,928       15,644,928       15,644,928
June 30, 2005 net tangible deficit per
      common share payable/subscribed                            $ (0.22)         $ (0.22)         $ (0.22)
Shares issued per this offering                                3,571,428        2,678,571        2,142,857
                                                         --------------------------------------------------
Post offering common shares outstanding                       19,216,356       18,323,499       17,787,785
Post offering net tabgible deficit
      per common share                                           $ (0.12)         $ (0.15)         $ (0.16)
Per share decrease in net deficit as a
      result of the offering                                     $ (0.10)         $ (0.08)         $ (0.06)
Public offering price per share                                   $ 0.35           $ 0.35           $ 0.35
Dilution per share to new investors
      in this offering                                           $ (0.47)         $ (0.50)         $ (0.51)

The following tables summarize, on a pro forma basis as of June 30, 2005, after giving effect to this offering, the differences between existing holdings of common stock and the new investors with respect to the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing holders and investors in this offering, in each case before deducting estimated offering expenses, and illustrating three scenarios including, the maximum offering is sold, 75% of the maximum offering is sold and the minimum offering is sold:

----------------------------------------------------------------------------------------------------------------------------------
AT THE MAXIMUM OFFERING                              Shares Payable/Subscribed           Total Cash Consideration
------------------------------------------------------------------------------------------------------------------------ Average
                                                                                                                         Price Per
                                                      Number              Percent           Amount           Percent    Share Sold
                                                --------------------------------------------------------------------------------
As of December 31, 2004                               278,000                1.4%            $69,500            4%         $0.25
Q1 shares to be issued for:
   Cash                                               690,000                3.6%           $172,500            9%         $0.25
   Services                                           750,000                3.9%
   Accrued interest                                   416,928                2.2%
                                                --------------------------------------------------------------------------------
Total shares to be issued at March 31, 2005         2,134,928               11.1%
Q2 shares to be issued for:
   Cash                                             1,950,000               10.1%           $487,500           25%        $0.25
   Founders shares                                  8,500,000               44.2%
   Services                                         3,060,000               15.9%
                                                --------------------------------------------------------------------------------
Total shares to be issued as of June 30, 2005      15,644,928               81.4%
New investors                                       3,571,428               18.6%         $1,250,000           63%        $0.35
                                                --------------------------------------------------------------------------------
Total                                              19,216,356              100.0%         $1,979,500          100%        $0.31
--------------------------------------------------------------------------------------------------------------------------------


AT 75% OF THE MAXIMUM OFFERING                        Shares Payable/Subscribed       Total Cash Consideration        Average
-------------------------------------------------------------------------------------------------------------------  Price Per
                                                       Number         Percent             Amount       Percent      Share Sold
                                                   ----------------------------------------------------------------------------
As of December 31, 2004                                   278,000       1.5%              $69,500        4%             $0.25
Q1 shares to be issued for:
   Cash                                                   690,000       3.8%             $172,500       10%             $0.25
   Services                                               750,000       4.1%
   Accrued interest                                       416,928       2.3%
                                                   ----------------------------------------------------------------------------
Total shares to be issued at March 31, 2005             2,134,928      11.7%
Q2 shares to be issued for:
   Cash                                                 1,950,000      10.6%             $487,500       29%             $0.25
   Founders shares                                      8,500,000      46.4%
   Services                                             3,060,000      16.7%
                                                   ----------------------------------------------------------------------------
Total shares to be issued as of June 30, 2005          15,644,928      85.4%
New investors                                           2,678,571      14.6%             $937,500       56%             $0.35
                                                   ----------------------------------------------------------------------------
Total                                                  18,323,499     100.0%           $1,667,000      100%             $0.30
-------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
AT THE MINIMUM OFFERING                              Shares Payable/Subscribed       Total Cash Consideration          Average
--------------------------------------------------------------------------------------------------------------------  Price Per
                                                       Number         Percent         Amount          Percent        Share Sold
                                                   -------------------------------------------------------------------------------
As of December 31, 2004                                   278,000       1.6%              $69,500        5%             $0.25
Q1 shares to be issued for:
   Cash                                                   690,000       3.9%             $172,500       12%             $0.25
   Services                                               750,000       4.2%
   Accrued interest                                       416,928       2.3%
                                                   -------------------------------------------------------------------------------
Total shares to be issued at March 31, 2005             2,134,928      12.0%
Q2 shares to be issued for:
   Cash                                                 1,950,000      11.0%             $487,500       33%             $0.25
   Founders shares                                      8,500,000      47.8%
   Services                                             3,060,000      17.2%
                                                   -------------------------------------------------------------------------------
Total shares to be issued as of June 30, 2005          15,644,928      88.0%
New investors                                           2,142,857      12.0%             $750,000       51%             $0.35
                                                   -------------------------------------------------------------------------------
Total                                                  17,787,785     100.0%           $1,479,500      100%             $0.29
----------------------------------------------------------------------------------------------------------------------------------

                              PLAN OF DISTRIBUTION



This offering shall commence upon effectiveness of this registration statement and will expire whenever all of the shares have been sold or 12 months after the date of effectiveness, whichever comes first. The Company does not anticipate engaging an underwriter for the sale or distribution of the shares at this time. All sales of the shares will be effected by officers or other representatives of the Company (who fall within the requirements of Rule 3a4-1 of the Securities Exchange Act of 1934), who will not receive any special compensation in connection with such sale or distribution. The Company reserves the right to engage an underwriter in the future for the purpose of offering and selling shares. Any underwriter will only be engaged upon compliance with requisite disclosure obligations of the Company.


We are managing this offering without an underwriter. The shares will be offered and sold by our officers and directors. These officers and directors will not receive a sales commission or any other form of compensation for this offering. In connection with their efforts, our officers and directors will rely on the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934. Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the 1934 act for associated persons of an issuer. No one has made any commitment to purchase any or all of the shares being offered. Rather, the officers and directors will use their best efforts to find purchasers for the shares. We cannot predict how many shares, if any, will successfully be sold.

Don Dallape, our President is responsible for the sale of the securities on behalf of Execute Sports. Mr. Dallape shall not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Neither Mr. Dallape, nor any other of our officers and directors associated with offering and selling the shares are considered associated persons of any broker or dealer.

Our officers meet all of the following conditions:

      o They primarily perform, or intend to primarily perform at the end of the offering, substantial duties for or on behalf of Execute Sports otherwise than in connection with the sale and distribution of the shares;
      o They were not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months;
      o The officers do not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance certain exemptions provided for under Rule 3a4-1(a)(4)(i) and (a)(4)(iii), except that for securities issued pursuant to Rule 415 under the Securities Act 1933, the twelve months shall begin with the last sale of any security included within one Rule 415 registration.

In the past, we have received unsolicited indications of interest in Execute Sports from persons familiar with us. Our officers will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all or part of this offering. We also may retain licensed broker/dealers to assist us in the offering and selling of shares, if we deem such to be in our best interest. At this time we do not have any commitments, agreements or understandings with any broker/dealers. The maximum underwriting discount and commissions we are willing to pay to engage broker/dealers is 10%. In the event we retain any broker/dealers to assist in the offering and selling of units we will update this prospectus accordingly.

No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and if given or made, that information or representation must not be relied on as having been authorized by Execute Sports. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities to any person in any jurisdiction in which that offer or solicitation is unlawful.

Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances, create any implication that the information in this prospectus is correct as of any date later than the date of this prospectus.

We have the right to accept or reject subscriptions in whole or in part, for any reason of for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them. Any purchases made by officers, directors, and their affiliates shall be for investment purposes and not for resale. In addition, no proceeds from this offering will be used to finance any such purchases.

Purchasers of share either in this offering or in any subsequent trading market that may develop must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption render exemption applicable.

We are registering the shares offered by this prospectus in part on behalf of the selling stockholders. The selling stockholders, which as used herein includes donees, pledges, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
      o block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principle to facilitate the transaction;
      o purchases by a broker-dealer as principle and resale by the broker-dealer for its account;
      o an exchange distribution in accordance with the rules of the applicable exchange;
      o     privately negotiated transaction;
      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
      o     a combination of any such methods of sale; and
      o     any other method permitted pursuant to applicable law.

New Distribution Shares

We are registering for sale or distribution a maximum of 3,571,428 shares of common stock at the initial offering price of $.35 per share. There is no minimum number of shares that must be sold in this offering. There will be no escrow account. All money received from this offering will be immediately used by us and there will be no refunds.


The total number of shares of common stock we have issued and outstanding prior to the offering of the new distribution shares is 15,644,928 shares. None of the holders of our shares have made any distribution, transfer or sale of the shares we issued to them except as described in "Recent Sales of Unregistered Securities" in Part II below.


In order to purchase shares you must complete and execute the subscription agreement and return it to us at 1284 Puerta Del Sol, Suite 150, San Clemente, CA 92673. Payment for the purchase price must be made by check payable to the order of "Execute Sports, Inc." The check may be delivered directly to us at the abovementioned address.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for shares will be accepted or rejected within 48 hours after we receive them.

Offers by Selling Shareholders

The Company is registering the shares currently held by the Company's shareholders to permit the shareholders and their transferees or other successors in interest to offer the shares from time to time. The Company will not offer any shares on behalf of any selling shareholder. None of the Company's shareholders are required to sell their shares, nor as of the date of this prospectus, has any shareholder indicated an intention to the Company to sell his, her or its shares. The selling shareholders will sell their shares of common stock at the offering price of $.35 per share until our common stock is quoted on the OTC Bulletin Board, or other recognized secondary trading system. At such time, if ever, the selling shareholders may sell their shares of our common stock at prevailing market prices or privately negotiated prices.

The shares being offered by the selling shareholders may be sold from time to time in one or more transactions (which may involve block transactions):

      o on the OTC Bulletin Board or on such other market on which the common stock may from time to time be trading;
      o     in privately-negotiated transactions; or
      o     any combination of the above.

As of the date of this prospectus, the Company has no information on the manner or method by which any selling shareholder may intend to sell shares. The sale price to the public may be the market price prevailing at the time of sale, a price related to such prevailing market price, at negotiated prices or such other price as the selling shareholders determine from time to time. The shares may also be sold pursuant to Rule 144. The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling shareholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling shareholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. There can be no assurance that all or any of the shares offered by this prospectus will be issued to, or sold by, the selling shareholders. The selling shareholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered by this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

The selling shareholders, alternatively, may sell all or any part of the shares offered by this prospectus through an underwriter. No selling shareholder has entered into an agreement with a prospective underwriter. If a selling shareholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revision to this prospectus.

The selling shareholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling shareholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Under the regulations of the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this prospectus may not simultaneously engage in market making activities with respect to the common stock of Execute Sports during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling shareholders will be subject to applicable provisions, rules and regulations of the Exchange Act, which provisions may limit the timing of purchases and sales of common stock by the selling shareholders.

We have advised the selling shareholders that, during such time as they may be engaged in a distribution of any of the shares we are registering on their behalf in this registration statement, they are required to comply with Regulation M as promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution. Our officers and directors, along with affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the selling shareholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling shareholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

Application for Trading of Execute Sports Common Stock on the OTC Bulletin Board

Prior to the date of this document, there has not been any established trading market for our common stock. Following the consummation of this offering, we will seek a market maker to sponsor our common stock on the OTC Bulletin Board. Application will then be made by the market maker to sponsor the shares of Execute Sports common stock on the OTC Bulletin Board. No market maker has yet undertaken to sponsor our common stock on the OTC Bulletin Board, and there can be no assurance as to the prices at which the our common stock will trade, if at all. Until our common stock is fully distributed and an orderly market develops, if ever, in our common stock, the price at which it trades may fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting the businesses of Execute Sports generally, including the impact of the factors referred to in "Risk Factors," on page 10 above, investor perception of Execute Sports and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.


Shares of common stock distributed to Execute Sports stockholders will be freely transferable, except for shares of Execute Sports common stock received by persons who may be deemed to be "affiliates" of Execute Sports under the Securities Act of 1933, as amended. Persons who may be deemed to be affiliates of Execute Sports generally include individuals or entities that control, are controlled by or are under common control with Execute Sports, and may include senior officers and directors of Execute Sports, as well as principal stockholders of Execute Sports. Persons who are affiliates of Execute Sports will be permitted to sell their shares of common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 issued under the Securities Act.

If securities are sold for the account of an affiliate, the securities may only be sold in "brokers transactions", and the amount of securities sold, together with all sales of restricted and other securities of the same class for the account of the person deemed an affiliate within the preceding three months, shall not exceed the greater of:

      o one percent of the shares or other units of the class outstanding, or
      o the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice, or
      o the average weekly volume of trading in such securities reported through the consolidated transaction reporting system during the four-week period.


We will endeavor to apply to have our shares of common stock quoted and traded on the OTC Bulletin Board. Execute Sports, however, cannot give any assurances as to whether it will be successful in having its shares sponsored by a market maker for application to trade on the OTC Bulletin Board, as well as the acceptance for trading of our shares on the OTC Bulletin Board.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion and analysis of financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors discussed in "Risk Factors" and elsewhere in this prospectus.

Overview

Execute Sports Inc. is a premier, branded consumer products company with targeting its "Execute Sports", "White Rapids" and "Water Skeeter" branded apparel, graphics kits, and sportswear to the Power Sports and Action Sports markets. In addition to its branded products, the Company also licenses leading brands such as NASCAR and EagleRider, Inc. to provide a line of products for the retail market for sports racing and Harley Davidson enthusiasts, respectively.


The Company derives its revenue primarily from the design, manufacturing and retail sales of its "Execute Sports" branded products into the waters sports and motor sports markets. In the water sports market, the majority of our revenue is from the sales of wetsuits, rash guards, life jackets and ancillary products to the wakeboarding and water skiing consumers. We also private label these products to select customers. In the motor sports market, the majority of our revenue is from the sales of graphics kits, seat covers and number plates for leading Motorcycle brands including Honda, Kawaski, Suzuki, KTM and Yamaha.

Execute Sports intends to continue to leverage its existing operations and to complement and diversify its product offerings within the sporting goods and recreational products industries. As our cashflow and capital resources permit, we intend to expand our product lines in both water sports and in motor sports, and also to continue to respond to what we believe our customers want through the introduction of and diversification into new product lines. Our customer relationships are important to providing us with feedback in terms of how their end customer are responding to our products and also as to where they see demand increasing and decreasing in our markets. We intend to continue to leverage our customer's feedback to better position our product development strategies going forward.

In addition, through our sponsorship of leading athletes and high-profile events, and our participation in the target markets, we intend to identify and understand what the market trends are and we will also use that understanding to influence our product development strategies.


We intend to implement our internal growth strategy by continuing to improve operating efficiencies. For example, we will seek out distribution relationships that enable us to sell both water sports and motor sports products into their channels, as opposed to one or the other. We will also work to establish "private label" wholesale distribution relationships with customers whose products are complimentary to our own that will, in turn, allow us to sell our branded products into their channels. As noted above, we intend to extend our product offerings through new product launches and maximizing our extensive distribution channels. In addition, we will seek strategic acquisitions of other power sports and action sports companies with well-established brands and with complementary distribution channels.


Our ability to service and expand existing distribution channels both domestic and internationally, as well as open new distribution channels is key to our revenue growth. General economic and industry conditions could also affect our revenue performance.


In the review of our financial statements, our auditors, Bedinger & Company, have questioned our ability to continue as a going concern (see page F__ of this Registration Statement). This is based on our Company's history of reported losses. Our plans to address this issue and to minimize the threat of liquidation or reorganization are dependent on our ability to obtain additional funding from new investors to support the Company's working capital deficiencies, to implement sales strategies that will generate higher levels of sales in proportion to our fixed expenses and cost of goods.

We believe that our public offering will support our strategy to establish sustainable business operations through the addition of working capital in the following ways:

      o Additional working capital will provide us with the capital needed to internally finance our inventory and purchase orders thereby reducing our dependence on factoring to finance purchase orders. This will enable us to eliminate interest payments to our factoring partner, thereby increasing our gross profits.

      o In addition, additional working capital will enable us to build inventory at in a more cost-effective manner. For instance, we can order inventory from our contract manufacturers in their off-season, thereby securing more favorable manufacturing prices as incentives to book orders when they need to achieve higher utilization rates.

      o Additional working capital will enable us to increase the level of inventory that we are able to distribute through our channels, and

      o Additional working capital will enable us to further build brand awareness of our products through the implementation of strategic marketing strategies such as increased sponsorship of high-profile athletes and high-profile events. As a retailer of the "Execute Sports" brand it is important to increase the visibility of our brand amongst our target consumer market in order to develop a demand for the brand amongst these consumers. We believe that the association of our brand with high-profile athletes and high-profile events will increase the visibility of our brand to our target consumer. Our objective is that a higher level of brand visibility and association with these high-profile athletes and related events will increase the demand for our product in the market.

The maximum net proceeds from this offering are $1,100,000. We believe that if we achieve the maximum offering, these proceeds will provide us with the necessary working capital to address each of the strategies listed above to contribute to sustainable business operations through the end of the year. However, in the event that our branding and marketing efforts are successful enough to require additional investment and allocation of the Company's resources, we will need to raise additional capital in response to increased purchase orders from our customers and to sustain a greater level of inventory. In the event that our branding and marketing efforts are not successful, we may need to raise additional capital to avoid the threat of liquidation or reorganization.

If we are unable to achieve the maximum offering, and raise substantially less, or half as much as the targeted maximum net proceeds of this offering, our available working capital might not be sufficient to sustain our operations through the end of the year. This would negatively impact our ability to continue as a going concern. In an event that we do raise substantially less than the targeted maximum net proceeds of this offering, we will have to consider offering shares of our stock at lower prices or entering into a financing on less favorable terms to the Company and its current shareholders than the current offering.


In addition, we believe that the power sports market is fragmented and that there are numerous opportunities to grow our business through the acquisition process. We intend that our public offering will better position our Company to facilitate this process by leveraging our shares as currency in future transactions. We also anticipate that we will need to seek further capital if we are to pursue this acquisition strategy.


As stated above in the "Risk Factors" section and also noted on F-10 of our financial notes, historically, four primary customers have accounted for more than 90% of our business. The three primary customers of our water sports products are Bass Pro Shops , GI Joes and Galyans - Dicks Sporting Goods. These three customers account for more than 80% of our water sports revenue. If any of these customers decides to exit the water sports market, or to select one of our competitor's products over our own, our business would be materially adversely impacted through a substantial decline in revenue and we might be able to compensate for this decline in revenue through other customers.

Our fourth primary customer and the primary customer of our motorcycle graphics business is Global Motor Sports Group, which accounts for about 50% of our graphics business. If Global Motor Sports Group selects one of our competitors graphics products and terminates our relationship we would be materially adversely affected. There are larger, better capitalized competitors that could provide Global Motor Sports Groups with lower pricing and additional incentives that we might not be able to effectively compete against. In the case that we lost Global Motor Sports Group as a customer, we would like see a substantial decline in revenue and we might not be able to compensate for that decline in revenue right away, if at all, through other customers.

We believe that our relationships with our four primary customers remains strong. However, we do not have any contractual agreements with any of these customers that obligates them to purchase a specified amount of products from us each year, or any products at all. Our sales to these customers is largely dependent upon demand in their businesses for products that we produce and also our ability to convince these customers, and any of our other customers, that our products are superior from both a quality and a cost perspective. Our relationships with each of these customers has been in place for the past two fiscal years and we expect that they will remain in place for the foreseeable future.

In order to facilitate our purchase order and accounts receivables process, we have developed a relationship with a factoring bank. We sell our products to customers open account, thereby creating an account receivable. We then sell certain accounts receivable to our factoring bank (a percentage of the face value of our invoices to our customers), which provides us with a percentage of these accounts receivable so that we can use it for operating capital until the accounts receivable are paid by the customer. Customers typically pay accounts receivable within 60 days or so of their receipt of their invoice from our Company. When the customer pays the invoice, our factoring bank retains a fee and we receive the remaining balance. In addition to providing our Company with operating capital against accounts its accounts receivable, our factoring bank acts as our accounts receivable department by tracking our receivables, providing aging reports, issuing late notices and making collection calls. Our factor also acts as our credit department by providing credit information on and evaluations of potential customers, thereby reducing our credit risk.

In the past we have issued shares to consultants and professional services providers as a means of paying certain professional service fees and consulting agreements. We plan to continue to use our stock in the future as a means of paying for these kind of services, and believe that doing so will enable us to retain a greater percentage of our operating capital to pay for operations, product development and purchase of additional inventory.



Summary of Significant Accounting Principles


Critical Accounting Policies

The Company's discussion and analysis of its results of operations, financial condition and liquidity are based upon the Company's financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. The Company bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances. Actual results may materially differ from these estimates under different assumptions or conditions. On an on-going basis, the Company reviews its estimates to ensure that the estimates appropriately reflect changes in its business.

Inventories

Inventories are valued at the lower of cost or market and primarily consist of wetsuits, sticker kits and related accessories. Cost is determined using the average cost method. The inventory balance reflects management's estimate of net realizable value. Management performs periodic assessments based on our understanding of market conditions and forecasts of future product demand to determine the existence of obsolete, slow moving and non-salable inventories, and records the necessary adjustment at the time of assessment directly to the statement of operations to reduce such inventories to their net realizable value. If the actual amount of obsolete inventory significantly exceeds the inventory balance, the Company's costs of goods sold and gross profit and resulting net income or loss would be significantly adversely affected.

Revenue recognition

The Company recognizes revenue when the product is shipped. At that time, the title and risk of loss transfer to the customer, and collectability is reasonably assured. Collectability is evaluated on an individual customer basis taking into consideration historical payment trends, current financial position, results of independent credit evaluations and payment terms. Additionally, an estimate of product returns are recorded when revenue is recognized. Estimates are based on historical trends taking into consideration current market conditions, customer demands and product sell through. If actual sales returns significantly exceed the recorded estimated expense, the Company's sales would be adversely affected.

Allowance for doubtful accounts

The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. An estimate of uncollectable amounts is made by management based upon historical bad debts, current customer receivable balances and aging, the customer's financial condition and current economic conditions. If a significant number of customers with significant receivable balances in excess of the allowance fail to make required payments, the Company's operating results would be significantly adversely affected. Based on management's assessment, the Company provides for estimated uncollectable amounts through a charge to earnings and a credit to the valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. The Company generally does not require collateral.

Product Warranty

The Company's Motocross Graphic and Seatcover replacement kits are sold under warranty against defects in material and workmanship for a period of thirty days with the exception of Watersports products which carry a ninety day warranty. Warranty costs are charged against sales in the period products are sold as a reduction in the selling price. Historically, warranty costs have been less than 1% of sales. In estimating its warranty obligations, the Company considers various relevant factors, including the Company's stated warranty policies, the historical frequency of claims, and the cost to replace or repair the product. If the actual amount of warranty claims significantly exceeds the estimated expense, the Company's costs of goods sold and gross profit and resulting net income or loss would be significantly adversely affected.

Income taxes

On November 1, 2004, the Company legally amended its Articles of Incorporation to make the transition from an S-Corporation to a C-Corporation. Prior to that the S Corporation was not a tax paying entity for federal or state income tax purposes and thus no provision for income taxes was recognized. The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted rates recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In assessing the realizability of deferred income tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred income tax assets will be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Due to the historical operating results of the Company, management is unable to conclude on a more likely than not basis that all deferred income tax assets generated from net operating losses and other deferred tax assets through December 31, 2004 will be realized. Accordingly, the Company has recognized a valuation allowance equal to the entire deferred income tax asset.

Results of Operations for the Six Months Ended June 30, 2005 and June 30, 2004

EXECUTE SPORTS, INC.
(formerly Padova International U.S.A., Inc.)
Statements of Operations
Three and Six Months Ended June 30, 2005 and 2004
(Unaudited)
--------------------------------------------------------------------------------

                                                  Three Months Ended             Six Months Ended
                                                       June 30,                      June 30,
                                             --------------------------    --------------------------
                                                2005           2004           2005           2004
                                             -----------    -----------    -----------    -----------
REVENUES
       Sales                                 $   580,498    $   490,906    $ 1,258,893    $ 1,117,517
       Cost of sales                             460,924        358,825        880,230        737,222
                                             -----------    -----------    -----------    -----------
          Gross profit                           119,574        132,081        378,663        380,295

EXPENSES
       General and administrative expenses     2,564,605         65,902      2,729,722        146,944
       Selling and advertising                    63,563         50,746        109,272        122,720
       Depreciation expense                        1,488          1,583          2,977          3,130
                                             -----------    -----------    -----------    -----------
          Total expense                        2,629,656        118,231      2,841,970        272,793

          Income from operations              (2,510,081)        13,849     (2,463,307)       107,501

OTHER INCOME AND EXPENSES
       Interest income                                --             --             --              1
       Interest expense                            4,520         25,591         55,676         58,952
                                             -----------    -----------    -----------    -----------
          Total other income and expenses         (4,520)       (25,591)       (55,676)       (58,951)
                                             -----------    -----------    -----------    -----------

       NET INCOME (LOSS)                     $(2,514,601)   $   (11,741)   $(2,518,983)   $    48,550
                                             ===========    ===========    ===========    ===========

       Weighted average shares outstanding            --             --             --             --
                                             ===========    ===========    ===========    ===========

       Earnings per share                    $        --    $        --    $        --    $        --
                                             ===========    ===========    ===========    ===========


During the three and six months ended June 30, 2005, the Company achieved revenues of $580,498 and $1,258,893, respectively compared with revenue of $490,906 and $1,117,517 for the same periods in 2004. The increase in revenue was the result adding distribution for our motorcycle products in Sweden and Australia and we added distribution for our water sports products in Japan.

For the three and six months ended June 30, 2005, SG&A expenses increased to $2,629,656 and $2,841,970, respectively from $118,231 and $272,793 in the same period last year. The three and six month year-over-year increase of $2,511,425 and $2,569,177, respectively in SG&A expenses was the result of an increase in stock based compensation for professional services, founders and key employees. ..In addition, SG&A increased to support increasing demand for the Company's products as well as entrance into new product lines.

For the three and six months ended June 30, 2005, the Company's net loss increased to $2,514,601 and $2,518,983, respectively, from a net loss of $11,741 and net income of $48,550 in the same periods last year. The three and six month year-over-year increase of $2,502,860 and $2,567,533 respectively was due primarily to increases in SG&A expenses described above with a slight offset from increased sales.


Financial Condition


From inception to June 30, 2005, we incurred an accumulated deficit of $ (3,498,492), and we expect to incur additional losses for the foreseeable future. This loss has been incurred through a combination of selling and operating expenses related to expensing of stock, as well as in support of our plans to expand sales and distribution channels, as well as to develop new products.

We have financed our operations since inception primarily through a combination of debt and equity financing. During the three and six months ended June 30, 2005 we had a net increase of cash of $22,667 and $46,906, respectively. Total cash resources as of June 30, 2005 were $52,060, compared with $32,405 at June 30, 2004.


Our available working capital and capital requirements will depend on numerous factors, including progress in our distribution and sales of our products, the timing and cost of expanding into new markets, the cost of developing new products, changes in our existing collaborative and licensing relationships, the resources that we devote to developing new products and commercializing capabilities, the status of our competitors, our ability to establish collaborative arrangements with other organizations, our ability to attract and retain key employees, our management of inventory and our need to purchase additional capital equipment.

The Company's Liquidity Plan


Recent operating results give rise to concerns about the Company's ability to generate cash flow from operations sufficient to sustain ongoing viability. During the first six months of 2005 and the latter half of 2004, the Company's cost control strategies focused on managing general and administrative expenses through keeping headcount growth to a minimum, amongst other things, and maintaining a focused marketing and sales strategy that leverages existing channel partnerships

While we believe that proceeds from the current offering, if the maximum subscription to this offering is achieved, will provide the Company with sufficient funds to develop and commercialize its existing products into existing distribution channels, we may need to raise additional capital if demand for our products requires stronger production and inventory commitments. In addition, if we decide to increase product lines our existing cash flow might be insufficient and we may likely need to seek additional capital to do so. In the event that we do need to seek additional capital, we will attempt to raise additional funds through equity financing. However, if equity financing is not available, we may have to incur debt through debt financing.

In the event that the maximum subscription to this offering is not achieved, we will likely need to attempt to raise capital in an additional offering right away.


The Company's need to raise additional equity or debt financing and the Company's ability to generate cash flow from operations will depend on its future performance and the Company's ability to successfully implement business and growth strategies. The Company's performance will also be affected by prevailing economic conditions. Many of these factors are beyond the Company's control. If future cash flows and capital resources are insufficient to meet the Company's commitments, the Company may be forced to reduce or delay activities and capital expenditures or obtain additional equity capital. In the event that the Company is unable to do so, the Company may be left without sufficient liquidity.

In September, 2004 we commenced a private placement to sell up to 7,000,000 shares at a per share cost of $.25. We closed the financing on May 27, 2005 accepting no further subscription agreements pursuant to the September 2004 private placement offering, and have received proceeds of $729,500 in connection with the financing.


Off-Balance Sheet Arrangements

At June 30, 2005, the Company had no obligations that would qualify to be disclosed as off-balance sheet arrangements.

Outlook for Our Business


Due to strong secular trends in the action sports and power sports markets, we have experienced significant revenue growth since 2002. We anticipate continued revenue growth in the future due to our planned expansion of products, distribution channels and our acquisition strategy. We intend to grow our product lines going forward primarily through the use of existing cash flow. In addition, we anticipate that we will raise additional capital through equity financing at some point in the future, and we intend to use proceeds from these additional financing rounds to expand out product lines also. We do not anticipate that significant capital resources will be required to expand our distribution channels. We believe that our existing relationships with athletes, vendors and manufacturers will be sufficient to provide opportunities to enter into new markets and add new distributors. We do however, intend to finance our acquisition strategy going forward through additional rounds of equity financing as well as through the use of our stock. If we fail to raise additional capital, our ability to implement additional businesses that are a strategic fit to our own will be negatively impacted.

Our revenue has grown from $337,258 in 2002 to $1,384,188 in 2004. Our revenue growth has been and will continue to be dependent, in part, on our ability to increase production and respond efficiently to market demand for our products. In addition, we believe that continued revenue growth is dependent, in part, on growing our distribution channels and retail points of presence overseas.


We have increased our operating expenses to support the growth in our business and to develop and market our products. Our wetsuit and graphics products are our largest expenses and have increased as our revenue has increased. Our personnel expenses are our next largest expense and consist of salaries, commissions, benefit plans and other payroll costs. We intend to hire additional personnel primarily in the areas of sales and marketing to support our anticipated growth.


Prior to February 28, 2005,we were making regular monthly interest payments on our notes payable of approximately $15,700 per month, which represented a 2% monthly interest rate. These interest payments severely hampered the Company's ability to achieve profitability.

On February 28, 2005, our debt was renegotiated with all accrued interest converted to stock. The renegotiated notes payable now have a 2% annual interest rate with payments against the principal of the loan being made as our cash flow permits. As of June 30, 2005 we had outstanding notes payable of $561,750. At the current balance our outstanding notes payable represents approximately $900 per month in interest expense and is not expected to have a material impact on our results of operations.


Our revenue, profitability and future growth depend not only on our ability to execute our business plan, but also, among other things, on customer acceptance of our services, the growth of the paid-search market and competition from other providers of paid-search technologies and services. See "Risk Factors" for a more detailed discussion of these and other risks.

Results of Operations for the Years Ended December 31, 2004 and December 31,
2003


During the year ended December 31, 2004, the Company achieved revenues of $1,384,188 compared with revenue of $726,048 for the year ended December 31, 2003. The increase in sales was the result of increased distribution, with more stores ordering more of our products. In particular we had increased sales from Bass Pro Shops, we added Furindo (a large watersports distributor in Japan) , we added stores to our independent representative sales network and experienced general increased market demand for the Company's products.


For the year ended December 31, 2004 SG&A expenses were $630,216 compared with SG&A expenses of $295,991 for the year ended December 31, 2003. The $334,225 increase in SG&A expenses was the result of a general increase in administrative and selling expenses to support the Company's growth initiatives. In particular, we had an approximate increase of: $47 thousand in interest expense related to notes payable, $76 thousand in fees related to the financing of production and accounts receivable with Benefactor Funding Corp., $45 thousand in professional services, $60 thousand in marketing and advertising and $37 thousand in commissions and employee benefits.

Net loss for the year ended December 31, 2004 was $540,490 as compared with a net loss of $288,854 for the year ended December 31, 2003. The $251,636 increase in net loss was due to the $334 thousand increase in SG&A expense and $47 thousand increase in loan related interest expense offset by a $129 thousand increase in gross profit.

Inventory decreased $187 thousand to $112 thousand as of December 31, 2004 compared to $299 thousand as of December 31, 2003. The decrease was primarily the result of a physical inventory and periodic assessment that resulted in a $106 thousand write-down of inventory to the lower of cost or market with the remaining $81 thousand decrease due to improved inventory management and purchasing of product against specific purchase orders rather than for stock.

Prepaid expenses increased $81 thousand to $81 thousand as of December 31, 2004 compared to $0 as of December 31, 2003. The increase was due to the Company entering into a professional services contract on August 18, 2004 for value of $100,000 payable in 400,000 shares of common stock with $18,493 of related expense recognized in 2004. This contract is part of this registration statement and contained as Exhibit 10.3. The Company intends to leverage its common stock in the future as payment for other professional services which will result in increases to prepaid expense.

Current liabilities increased $251 thousand to $1,138 thousand as of December 31, 2004 compared to $887 thousand as of December 31, 2003 resulting in a decrease of our current ratio from 0.48 to 0.27. The increase was due to an increase of $74 thousand in trade payables, $74 thousand of accrued interest expense on notes payable, $9 thousand in payroll taxes payable, an increase in notes payable of $29 thousand and an increase of $65 thousand due to our factor. Management expects to convert the $74 thousand of accrued interest into common stock during the quarter ended March 31, 2005. The Company intends to use a portion of the funds from our initial stock offering to pay down trade payables and a portion of outstanding notes payable which, we expect, will bring our current liabilities down to approximately 2003 levels or less.

Common stock payable/subscribed increased to $169,500 as of December 31, 2004 compared to $0 as of December 31, 2003 due to the receipt of $69,500 in cash for the purchase of 278,000 shares of common stock and $100,000 in professional services in exchange for 400,000 shares of common stock. The related shares were issued on July 22, 2005.


                             DECSRIPTION OF BUSINESS


Execute Sports, Inc. is a Nevada Corporation incorporated under the name Padova International USA, Inc. on January 31, 2002. Effective March 15, 2005, the Company changed its name to Execute Sports, Inc. to more accurately reflect the nature of its business. The Company is an early-stage business that manufactures, markets and sells graphics kits, wetsuits, vests and ancillary products to the power sports industry. The Company relies on overseas contract manufacturers to create its products. The registered office and agent for service is located at 350 S. Center St. Reno, Nevada 89501-2114 and the phone number is 1-775-329-7721. The Company's telephone and fax numbers are 1-866-498-5990 and 1-949-498-6122, respectively, and its corporate website is www.executesports.com .

The Company has international operations, with headquarters in San Clemente, California and representation through a satellite office in Taipei, Taiwan R.O.C. as well as contract manufacturing representatives in Mainland China. Execute Sports' mandate is to design, develop and distribute the best quality products at the most reasonable prices.

The Company markets its products through a network of independent dealers located throughout the United States, and through distributors representing dealers in Europe, Australia, South Africa, Asia and other international markets. The "Execute Sports" brand name has existed for two years and our objective is to grow it to become one of the most widely recognized and respected names in the power sports industry - specifically, amongst wakeboard and motocross consumers.

Our graphics kits for motocross were commercialized in 2002 under a "private label" program, and in 2003, we began selling motocross graphics and accessories under the "Execute Sports" brand. Our wetsuits, vests and ancillary products were commercialized in 2003 under the "Execute Sports" brand. Our Nascar-licensed graphics kits were commercialized in May, 2005 and are still in development stages


Key to the extension of its brand, and the acceptance of its products in the marketplace is the Company's aggressive marketing strategy which consists in aligning its brand with leading wakeboard, motocross, NASCAR and Formula 1 athletes. In doing so, the Company establishes brand credibility amongst its target consumer base and provides its distributors with a greater ability to push its products through their channels.


Current Execute Sports Sponsorships

Athlete/Team                                Sport
-------------------------------------------------
Sean O'Brien                                Wakeboarding
Perry Richmond                              Wakeboarding
Cobe Mikacich                               Wakeboarding
Nick Weinacker                              Wakeboarding
Keith Lyman                                 Wakeboarding
Steve Lamson                                Motocross
Team ECC                                    Motocross
Team MDK                                    Motocross

Execute Sports is also sponsor of the Pro Wakeboard Tour .

As stated above in other sections of this offering, (see "Risk Factors", "MD&A" and financial notes on page F-10), historically, four primary customers have accounted for more than 90% of our business. The three primary customers of our water sports products are Bass Pro Shops , GI Joes and Galyans - Dicks Sporting Goods. These three customers account for more than 80% of our water sports revenue. If any of these customers decides to exit the water sports market, or to select one of our competitor's products over our own, our business would be materially adversely impacted through a substantial decline in revenue and we might be able to compensate for this decline in revenue through other customers.

Our fourth primary customer and the primary customer of our motorcycle graphics business is Global Motor Sports Group, which accounts for about 50% of our graphics business. If Global Motor Sports Group selects one of our competitors graphics products and terminates our relationship we would be materially adversely affected. There are larger, better capitalized competitors that could provide Global Motor Sports Groups with lower pricing and additional incentives that we might not be able to effectively compete against. In the case that we lost Global Motor Sports Group as a customer, we would like see a substantial decline in revenue and we might not be able to compensate for that decline in revenue right away, if at all, through other customers.

We believe that our relationships with our four primary customers remains strong. However, we do not have any contractual agreements with any of these customers that obligates them to purchase a specified amount of products from us each year, or any products at all. Our sales to these customers is largely dependent upon demand in their businesses for products that we produce and also our ability to convince these customers, and any of our other customers, that our products are superior from both a quality and a cost perspective. Our relationships with each of these customers has been in place for the past two fiscal years and we expect that they will remain in place for the foreseeable future.



Industry Background



Execute Sports, Inc. competes in the "power sports" industry, which is composed of motorcycles, personal watercraft (PWC), all-terrain vehicles (ATVs) and snowmobiles. We estimate that the markets in which Execute Sports competes (wetsuits, ski/wakeboard vests, graphics kits, accessories and apparel) represents an addressable market of close to $1 billion in annual sales.


Motocross


According to the Motorcycle Industry Council's "2004 Motorcycle Statistical Annual," usage of Off-Highway motorcycles have increased to 1,883,000 units as of 2003, representing approximately 21.4% of total,. The report also states that off-highway motorcycle sales represents about 12% or $984 million of total motorcycle sales. As of 2003, 13,924 retail outlets sold motorcycles and related products in the U.S. alone. Supercross racing, held in arenas, is second only to NASCAR racing in attendance, and on television, ESPN's Moto-X freestyle jumping events are a huge draw to action sports enthusiasts.


ATV

The worldwide market for ATVs stands at an estimated $5 billion, according to the Motorcycle Industry Council. The ATV market can be divided into three market segments, broadly defined. The Recreation/Utility segment (designed for trail riding, hunting, farming, etc.) is the largest, representing 71 percent of units sold. Sport ATVs (designed for racing and desert dune riding) represent 21 percent of the volume. Youth ATVs represent the remaining 8 percent.

Watersports

Water skiing and wakeboarding participation are driving sales in the water sports industry. The growth of wakeboarding has been a `shot in the arm' to the water sports industry and is one of the few water sports that could be called "hot."

Wakeboarding has been one of the biggest sports-related phenomena of the past decade. Once considered an obscure addition to the family of water sports, it now is recognized as the fastest growing water sport in the world. Last year, nearly 4 million people worldwide participated in this fast moving sport. More than 11 million people water ski in the U.S. alone.

According to a recent study by the Sporting Goods Manufacturer's Association, U.S. sales for water-ski, wakeboard and water sports equipment increased by $22 million. This increase in sales does not take into account increases in the sales of watercraft.

Growth Strategy

The Company's mission is to create and maintain the leading product and accessory mix to the burgeoning water sports and motor sports markets. The following strategies will assist Execute Sports in achieving its growth initiatives:


Develop an extensive worldwide distribution network. To date, the Company has established several key distribution relationships in channels throughout the United States, Great Britain, South Africa and Australia. In order to ensure its success, Execute Sports must continue to maintain and expand upon its distribution channels by maintaining a compelling product mix offering supported by the highest level of quality and sufficient discount to incentivize distribution partners to push its products.


Establish the "Execute Sports" brand through leveraging its association with world-class athletes. Execute Sports has established several licensing and sponsorship arrangements with leading athletes in motocross, wakeboarding, NASCAR and Formula 1 Racing for its "Execute Sports" brand. By doing so, the Company is able to leverage the broad appeal and awareness of each athlete amongst its target consumer base for its branded products that are affiliated with the athletes. Moreover, the affiliation of world-class athletes with its branded products establishes the greatest level of credibility amongst consumers. An additional benefit of this strategy is that it provides the Company's distribution partners the best chances of establishing shelf space for its products at the retail level.

Establish and maintain position in marketplace as leading low-cost, premium quality provider. Through its manufacturing resources in Mainland China, Execute Sports is able to produce the best quality products at the lowest possible prices. In turn, this provides the Company with the ability to compete with larger, more established companies on price points.

Leverage the "Cross-Over" characteristic of the marketplace to extend the "Execute Sports" brand. The action sports market is characterized by participants that take part in multiple sports. For example, more than 70% of those who ride off-road motorcycles also participate in wakeboarding. This crossover is exemplified by the fact that leading manufacturers of motorcycles including Yamaha and Honda have entered the personal watercraft market. Execute's decision to produce both motocross and water sports products under its "Execute Sports" brand will enable it to introduce its water sports line to "core" motocross participants and its motocross products to "core" water sports participants.


Identify Synergistic Businesses and Implement Acquisition Strategy. The Company believes that the power sports markets, and in particular, the action sports segments, are extremely fragmented and that the industry is consolidating. This is demonstrable by recent acquisition strategies implemented by market leaders such as K2, Inc. (NYSE:KTO) and Quicksilver (NYSE:ZQK) over the past few years. Execute Sports has identified and is in discussions with several businesses that its management believes are extremely synergistic to its own, and intends to initiate an acquisition strategy of a number of these businesses after its has successfully established itself as a publicly traded company. The Company intends to use its stock as a primary source of capital in this acquisition strategy, and there is no guarantee that it will be effectively able to succeed. In addition, the Company will likely have to raise additional capital through equity and/or debt financing to support its acquisition strategy in the future.If successful, the Company believes that this strategy can contribute to substantially growing the Company's revenues and market share.

Expand The Company's Line of Products. Large sporting goods retailers and other key sales channels prefer to work with suppliers that offer a broader selection of brands and products that span several sports and seasons. Execute Sports intends to expand its product offerings both organically and through consolidation that will provide retailers with a "one stop shop" for power sports and action sports products.

Competition


Our products are not unique and our competition is made up of companies from several industries including graphics, wetsuits and apparel. The overwhelming majority of our competitors are larger than us and have a longer history of operations and greater financial resources.


The $50 million motorcycle and ATV graphics industry is dominated by a few large companies including NStyle, One Industries and Factory Effex. The Company has been establishing a footprint in the graphics market by combining lower price points and more consistent delivery to its retail points of presence and distribution channels.


The $1 billion wetsuit, vest and lycra industry is dominated by a few large companies including O'neil, Rip Curl, Billabong, Quicksilver and Excel. Execute Sports' strategy for entrance into the marketplace has been to focus on the wakeboarding and water ski market, which is substantially less competitive. As with its graphics business, price points and delivery are also integral to the continued growth of its footprint in the market.

Products

Execute's products include motorcycle accessories such as graphics kits, seat covers and apparel, as well as water sports products including wet suits, wakeboard/water ski vests, gear bags, and accessory products to media, sport specific, sportswear, and licensed merchandise outlets.

MX & ATV Graphics

Execute has designed "works kits" (includes graphics, fender kit and grip seat) and "team kits" (includes graphics, fender kit, grip seat, backgrounds and numbers) for each of the leading manufacturers including Honda, Yamaha, Suzuki, Kawasaki and KTM. The Company has also created graphics kits for Honda and Yamaha ATVs.

Wetsuits & USCG Approved Ski/Wakeboard Vests

Execute's wetsuit line includes spring suits, full suits, rash guards, shorts, water sports gloves and booties for men, women and youth. The Company has also developed US Coast Guard approved vests and competition vests for men, women and youth.

Pro Rider Graphic Kits

Execute has created pro rider graphics kits that include two 12x20" 4mm Die-Cut Vinyl Sheets of Stickers and a 12x20" Color Glossy Photo of featured world-class wakeboard athletes including: Parks Bonifay, Scott Byerly, Brett Eisenhauer, Thomas Horrell, Keith Lyman, Cobe Mikacich, Shaun Murray, Gregg Necrason, Erik Ruck, Josh Sanders, Darin Shapiro and Daniel Watkins.

Gear Bags and Ancillary Goods

Execute designs and distributes wakeboard/snowboard travel bags, motocross gear bags and multi-sport travel bags. The Company also intends to support and build its "Execute Sports" brand through the design, manufacturing and distribution of hats, shirts and other "Execute" - branded goods.

Sales and Distribution

The Company's products are currently sold through an extensive network of independent dealers located throughout the United States, and through distributors representing dealers in Europe, South Africa, Australia and other international markets. To promote new dealerships and to service its existing dealer network, the Company also contracts on an independent basis with sales representatives throughout the United States to represent the Company and its products.

Through its direct efforts, as well as through independent sales representatives, Execute has established distribution to more than 200 retail stores in the United States, including Cycle Gear, Bass Pro, Galyan's, GI Joes, Bart's, Ski World, Performance, Ski Masters and Active. Worldwide, Execute Sports relies on strategic distribution partnerships to establish retail channels. Management believes the Company's relationship with its distributors will be a major strength.

The Company utilizes exclusive distributors outside the United States to take advantage of their knowledge and experience in their respective markets and to increase market penetration of the Company's products. Each distributor is subject to a distribution agreement that stipulates an exclusive territory for a term ranging from one to three years with specified minimum sales and service requirements for their territory.


             DIRECTORS EXECUTIVE OFFICERS, PROMOTERS CONTROL PERSONS

Prior to the consummation of this Offering, the executive officers and directors of the Company will be as follows:


Name                 Age       Position
--------------------------------------------------------------------------------

Scott Swendener      48        Vice-President

Don Dallape          46        President, Chief Executive Officer & Chairman

Geno Apicella        40        Vice President, Watersports

Sheryl Gardner       43        Chief Financial Officer and Principal Accounting
                               Officer

Todd M. Pitcher      37        Director

Craig Washington     42        Director



Background of Officers and Directors


Scott Swendener, 48, completed his education at the University of California at Los Angeles in 1978. Mr. Swendener was employed by Prestige Manufacturing from 1998 through 2001 and has been employed by Execute Sports (formerly Padova International USA, Inc.) since 2001. Prior to that he was a licensed California building contractor for 12 years and began his career in the apparel industry. He has an extensive worldwide sourcing background with substantial expertise in consulting and production of full package apparel programs to large retailers such as Galyan's, Limited, Dick's Sporting Goods, Sports Authority and Big 5 Sporting Goods. Scott also brings extensive knowledge and experience in manufacturing both hard and soft goods.

Don Dallape, 46, started in the apparel industry in 1986 after completing his education at San Diego State University. Mr. Dallape was employed by Prestige Manufacturing from 1998 through 2001 and has been employed by Execute Sports (formerly Padova International USA, Inc.) since 2001. Since then, he has consulting provided services in marketing and manufacturing for leading companies such as Sony Signatures, JEM Sportswear, Walt Disney Corp., Quicksilver, O'Neil, Bear Surf and a number of other leading businesses operating in the action sports lifestyle marketplace.

Geno Apicella, 40, was graduated from San Francisco State University in 1983. He was the Executive Vice President of Zakk Sports from 1994 through 2001 and has been employed by Execute Sports (formerly Padova International USA, Inc.) since 2001 Geno's innovative designs in wetsuits and ski vests are currently present in the marketplace today. He is responsible for the marketing, design and distribution for all watersports products at the company.

Sheryl Gardner, 43, was graduated from the University of Alabama, Tuscaloosa in 1985 and brings more than two decades experience and expertise in contract and forensic accounting. Ms. Gardner was employed as a controller for Creative Perspective from 1999 through 2002 and has been employed by Execute Sports (formerly Padova International USA, Inc.) since 2002.


Todd M. Pitcher, 37, Mr. Pitcher is currently and has served as the Chairman of Superclick, Inc., a publicly traded provider of IP management solutions since 2003. He also sits on the board of directors of a number of other early stage companies including Manu Forti Group, Inc. From 2002 through 2003, Mr. Pitcher served as President of 4Dcard, Inc., a multi-media marketing company to the action sports market. From 2000 to 2002, Mr. Pitcher was a principal of InverSel, a full-service consulting firm providing business development and other related corporate services to client companies. Mr. Pitcher has several years experience in the investment banking, business consulting and equity research, serving as Director of Equity Research at Equity Securities in Golden Valley, Minnesota and several other regional investment banking firms. Mr. Pitcher has a B.A. in Philosophy from the University of California at Berkeley and has attended graduate school at the University of California at Santa Barbara and Claremont Graduate School.

Craig Washington , 42, is a licensed CPA and Real Estate Broker. Prior to founding the real estate firm where he is currently a principal, Washington Realty Group, in 2000, Mr. Washington served as an accountant at Arthur Anderson. Mr. Washington was graduated from San Francisco State University in 1984.


Code of Ethics.

The Company has adopted a Code of Ethics and Business Conduct which applies to our principal executive and financial officers and other senior management (including our principal accounting officer, controller and persons performing similar functions). A copy of the Code of Ethics is included as an exhibit to this registration statement. The Company will provide a copy of its Code of Ethics to any person making a request for a copy of the Code of Ethics in writing by first class mail addressed to the President of the Company.

Conflicts of Interest Between Management.

There are no family relationships or understandings between any of the directors and executive officers of the Company. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected an executive officer.


Board Committees

The Board of Directors presently has no standing committees. The Board acts as a whole on all matters coming before it.




         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Capitalization. The Company only has one class of equity security outstanding as described herein.

Security Ownership of Management. The following table sets forth certain information regarding beneficial ownership of the Company's common and preferred stock as of the date of this prospectus by (i) each person known by us to be the beneficial owner of more than 5 percent of the outstanding common stock, (ii) each director, (iii) each executive officer, and (iv) all executive officers and directors as a group. The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership included any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date hereof, through the exercise or conversion of any stock option, convertible security, warrant or other right. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity. Unless otherwise indicated, the address of each of the following persons is 1284 Puerta Del Sol, Suite 150, San Clemente, CA 92673,
Tel: 949-498-5990, Fax: 949-498-6122.


Common Stock

Beneficial Ownership Before Offering                           Beneficial Ownership After Offering (1) (2)
----------------------------------------------------------------------------------------------------------
Shareholder        Shares            Percent         Shares               Percent (1)       Percent (2)
----------------------------------------------------------------------------------------------------------
Don Dallape        2,500,000         15.97%          2,500,000            13.0%             14.05%
----------------------------------------------------------------------------------------------------------
Scott Swendener    2,500,000         15.97%          2,500,000            13.0%             14.05%
----------------------------------------------------------------------------------------------------------
Geno Apicella      2,500,000         15.97%          2,500,000            13.0%             14.05%
----------------------------------------------------------------------------------------------------------
Sheryl Gardner     556,000           3.5%            556,000              2.8%              3.12%
----------------------------------------------------------------------------------------------------------
Todd M. Pitcher    400,000           2.5%            400,000              2.0%              2.2%
----------------------------------------------------------------------------------------------------------
Total              8,456,000         54.04%          8,456,000            44.0%             47.53%
----------------------------------------------------------------------------------------------------------

(1) Assumes Maximum Subscription
(2) Assumes Minimum Subscription


             The remainder of this page is left intentionally blank.

                             EXECUTIVE COMPENSATION


Director and Officer Compensation. The members of our board of directors who are not our employees are reimbursed for travel, lodging and other reasonable expenses incurred in attending board and committee meetings. Board members do not receive cash compensation for attending board and committee meetings.

The following table sets forth, for the last two fiscal years, the compensation earned for the services rendered in all capacities by the Company's executive officers serving as such at the end of 2004. The individuals in the table will be hereinafter referred to as the "Named Officers."



                           Summary Compensation Table

----------------------- ----------------------------------- -------------------------------------------------
                               Annual Compensation                       Long-Term Compensation
--------------- ------- ---------- -------- --------------- ------------------------- --------- -------------
                                                                     Awards           Payouts
--------------- ------- ---------- -------- --------------- ------------------------- --------- -------------
   Name and      Year   Salary     Bonus     Other Annual   Restricted  Securities    LTIP       All Other
  Principal                ($)       ($)     Compensation   Stock       Underlying    Payouts   Compensation
   Position                                      ($)        Award(s)   Options/SARS
                                                               ($)          (#)
--------------- ------- ---------- -------- --------------- ---------- -------------- --------- -------------
Don Dallape -    2005   $132,000     NA           NA        $625,000        --           --          --
President and
     CEO
--------------- ------- ---------- -------- --------------- ---------- -------------- --------- -------------
                 2004      --        --           --           --           --           --          --
--------------- ------- ---------- -------- --------------- ---------- -------------- --------- -------------
                 2003      --        --           --           --           --           --          --
--------------- ------- ---------- -------- --------------- ---------- -------------- --------- -------------
    Scott        2005    $72,000     --           --        $625,000        --           --          --
 Swendener -
Vice President
--------------- ------- ---------- -------- --------------- ---------- -------------- --------- -------------
                 2004      --        --           --           --           --           --          --
--------------- ------- ---------- -------- --------------- ---------- -------------- --------- -------------
                 2003      --        --           --           --           --           --          --
--------------- ------- ---------- -------- --------------- ---------- -------------- --------- -------------
Geno Apicella   2005     $72,000     --           --        $625,000        --           --          --
    - Vice
  President,
 Watersports
--------------- ------- ---------- -------- --------------- ---------- -------------- --------- -------------
                2004       --        --           --           --           --           --          --
--------------- ------- ---------- -------- --------------- ---------- -------------- --------- -------------
                2003       --        --           --           --           --           --          --
--------------- ------- ---------- -------- --------------- ---------- -------------- --------- -------------
Sheryl Gardner  2005     $72,000     --           --        $100,000        --           --          --
--------------- ------- ---------- -------- --------------- ---------- -------------- --------- -------------
                2004       --        --           --           --           --           --          --
--------------- ------- ---------- -------- --------------- ---------- -------------- --------- -------------
                2003       --        --           --           --           --           --          --
--------------- ------- ---------- -------- --------------- ---------- -------------- --------- -------------

(1) These amounts are presented on an annualized pro rate basis since 2005 is not completed.



Options and Stock Appreciation Rights

We currently do not have any stock option plan for executive officers in place.

Long Term Incentive Plan Awards

No long term incentive plan awards were made to any of our executive officers during the last fiscal year.

Executives' Compensation Policies

Compensation of our executives is intended to attract, retain and award persons who are essential to the corporate enterprise. The fundamental policy of our executive compensation program is to offer competitive compensation to executives that appropriately rewards the individual executive's contribution to corporate performance. The board of directors utilizes subjective criteria for evaluation of individual performance and relies substantially on our executives in doing so. The Board focuses on two primary components of our executives compensation program, each of which is intended to reflect individual and corporate performance: base salary and long-term incentive compensation.

Executives' base salaries are determined primarily by reference to compensation packages for similarly situated executives of companies of similar size or in comparable lines of business with whom we expect to compete for executive talent and with reference to revenues, gross profits and other financial criteria. The Board also assesses subjective qualitative factors to discern a particular executive's relative value to the corporate enterprise in establishing base salaries.

It is the Board's philosophy that significant stock ownership by management creates a powerful incentive for executives to build long-term shareholder value. Accordingly, the board believes that an integral component of executive compensation is the award of equity-based compensation, which is intended to align executives' long-term interests with those of our shareholders. The board believes that option grants should be considered on an annual basis.


Employment Agreements

Don Dallape. Mr. Dallape's employment with us is governed by an employment agreement which provides for a base salary at the rate of one hundred and thirty two thousand ($132,000.00) per year under employment. In addition to his base salary, Mr. Dallape has been granted 2,500,000 shares of the Company's restricted common stock. The Company may also provide Mr. Dallape with bonuses in cash or other compensation.

Scott Swendener. Mr. Swendener's employment with us is governed by an employment agreement which provides for a base salary at the rate of seventy two thousand ($72,000.00) per year under employment. In addition to his base salary, Mr. Swendener has been granted 2,500,000 shares of the Company's restricted common stock. The Company may also provide Mr. Swendener with bonuses in cash or other compensation.


Geno Apicella. Mr. Apicella's employment with us is governed by an employment agreement which provides for a base salary at the rate of seventy two thousand ($72,000.00) per year under employment. In addition to his base salary, Mr. Apicella has been granted 2,500,000 shares of the Company's restricted common stock. The Company may also provide Mr. Apicella with bonuses in cash or other compensation.


Employees

As of the date of this prospectus, Execute Sports had five employees. Management believes that its relationship with its employees is good. The Company believes that additional employees may be required in the near future.

                             DESCRIPTION OF PROPERTY

The business and operations of the Company are currently conducted at the following location:


                                 Approximate
Location                         Square Fee     Current Lease Expires          Monthly Rent
-------------------------------------------------------------------------------------------
1284 Puerta Del Sol Suite 150    8,883          Through December 31, 2005        $ 6,806
1284 Puerta Del Sol Suite 150    8,883          January 1, 2006 through          $ 7,216
                                                April 30, 2006

We have an agent who represents Execute Sports, who has an office in Taipei. They allow us to use their address as they represent us for manufacturing in that particular country, and act as our interpreters/representatives in Asia. We pay the agent a fee of 5% of the Cost of Good's for their services



              CERTAIN RELATIONSHIPS AND PARTY RELATED TRANSACTIONS


We have described below transaction in the last two years between Execute Sports and an officer, director, 5% stockholder or any of their immediate family members that have been entered. For information about compensation paid in connection with employment or Board service for Named Officers and directors, see "Executive Compensation" beginning on page 34.


Related Party Transactions.


In 2003, the Company issued unsecured promissory Notes (the "Notes") bearing 2% interest per month to Don Dallape and Scott Swendener, two of our executive officers, each of whom was also one of our directors, who provided financing to our Company in the aggregate principle amount of $585,762.

In 2004, the Company issued additional unsecured promissory Notes (the "Notes") bearing 2% interest per month to Don Dallape and Scott Swendener who provided financing to our Company in the aggregate principle amount of $92,353.

Later in 2004, all of the Notes issued to Don Dallape and Scott Swendener were converted to outside, non-affiliated individuals to the Company. In February 2005, the Notes were renegotiated by the Company to bear 2% annual interest, and all unpaid back interest totaling $104,232 will be converted to the Company's common stock at $.25 per share, or 4 shares for each unpaid $1.00 of interest. Each of the restructured notes is included in the Exhibit section of this Registration Statement.


In 2004, the Company entered into a Consulting Agreement with Todd M. Pitcher, one of the Company's directors, to provide business consulting services on an ongoing basis to the Company. Such services include the maintaining of corporate minutes and related administrative documentation, shareholder recordkeeping, debt restructuring and distribution of shareholder reports. The Consulting Agreement commenced in August, 2004 remains in effect until August, 2006. Under the terms of the Agreement the Company will pay Mr. Pitcher at a rate of $2,000.00 per month and a grant of 400,000 shares of the Company's restricted Common Stock.


                              SELLING SHAREHOLDERS

The Company is registering the shares, in part, on behalf of the Company's current shareholders and the Company. The Company will pay all costs, expenses and fees related to the registration, including all registration and filing fees, printing expenses, fees and disbursements of its counsel, blue sky fees and expenses. The Company will not offer any shares on behalf of any selling shareholder.

This prospectus relates, in part, to the continued offering of 6,679,350- shares of our common stock by the persons listed below under the heading "Selling Shareholders". None of the Company's shareholders are required to sell their shares, nor has any shareholder indicated to the Company, as of the date of this prospectus, an intention to sell his, her or its shares. Any shares offered by current selling shareholders were acquired in private placement transactions.

Any selling shareholders are offering the common stock for their own accounts. Any material relationship between the Company and a shareholder is identified below in the footnotes to the table of stockholders. The Company's shareholders are under no obligation to sell all or any portion of their shares. Particular shareholders may not have a present intention of selling their shares and may sell less than the number of shares indicated.

For purposes of illustration only, the following table assumes that all of the Company's shareholders will sell all of their shares. Alternatively, the current shareholders may choose not to sell any shares current held by them, or they may sell some lesser portion of their holdings. In these three possible circumstances, respectively, the selling shareholders would then own no shares in the Company, all of the shares they currently hold in the Company, or some number of shares less than the number of shares they currently hold in the Company.

The following table sets forth the number of shares of the common stock owned by the selling stockholders as of January 21, 2004 and after giving affect to this offering.


Shares Issued in Connection with September 8, 2004 Private Placement


Name                       Shares beneficially       Number of outstanding              Percentage of beneficial
                           owned before offering     shares offered by selling          ownership after offering
                                                     shareholder
------------------------------------------------------------------------------------------------------------------
Victor Varela                      20,000                    20,000                             *
Chris Loriditch                     4,000                     4,000                             *
Mary Lou Manson                     2,000                     2,000                             *
Craig Washington                   20,000                    20,000                             *
Joseph Szlammik                     4,000                     4,000                             *
Erik Hagestedt                      4,000                     4,000                             *
William J. Paolantonio              4,000                     4,000                             *
Rebecca A. Paolantonio              4,000                     4,000                             *
Michael  A. Paolantonio             4,000                     4,000                             *
Jonathan Lopez                      4,000                     4,000                             *
Andrew Shlapak                      1,000                     1,000                             *
Ron Kumiesky                       10,000                    10,000                             *
David Shlapak                       1,000                     1,000                             *
Mathew Lopez                        4,000                     4,000                             *
Veronica Lopez                      4,000                     4,000                             *
Dwayne C. Kirkwood                  4,000                     4,000                             *
Sascha Schneider                   16,000                    16,000                             *
Chester Spirlin                     8,000                     8,000                             *
Thomas S. Bridges                 200,000                   200,000                          1.04%
Robert C. Bridges                 160,000                   160,000                             *
Radosveta Rizzo                   400,000                   400,000                          2.08%
Casey Smart                        50,000                    50,000                             *
Joe Spadafore                      40,000                    40,000                             *
Coastal Asset Mgt.                100,000                   100,000                             *
Brad Stuit                        400,000                   400,000                          2.08%
Ben Johnson                       100,000                   100,000                             *
Beatrice Anne Rizzo               320,000                   320,000                          1.66%
Electronic Relationship
Marketing Solutions, Inc.(1)      320,000                   320,000                          1.66%
Florian Zgunea                     50,000                    50,000                             *
International Investment
Pool(2)                           200,000                   200,000                          1.04%
Frank Hoffman                      40,000                    40,000                             *
Lawrence Isen                     100,000                   100,000                             *
518464 B.C. Ltd.                  100,000                   100,000                             *
Franz-Joseph  Lang                 80,000                    80,000                             *
Sam Maywood                       100,000                   100,000                             *
Alex London                        40,000                    40,000                             *
Total                           2,918,000                 2,918,000                         15.18%

(1) John Rizzo has voting control over the shares registered in the name of Electronic Relationship Marketing Solutions, Inc.
(2) Leonhard Kurten has voting control over the shares registered in the name of International Investment Pool.


Shares Issued in Connection with Business Related Expenses

Name                       Shares beneficially       Number of outstanding          Percentage of beneficial
                           owned before offering     shares offered by selling      ownership after offering
                                                     shareholder
------------------------------------------------------------------------------------------------------------
Ron & Dori Arko                      25,492                    12,746                           *
Sheryl Gardner(1)                   556,000                   278,000                        2.89%
Mrywood & Coral Guy                   9,374                     4,686                           *
Ty Guy                                7,441                     3,720                           *
John Helms                          109,196                    54,598                           *
New Heart Ministries                 35,200                    17,600                           *
Michael L. Corrigan                 100,000                    30,000                           *
Sundar Communications
Group, Inc.                         700,000                   700,000                        3.64%
Crail Capital SA                    700,000                   700,000                        3.64%
Valley Financial Corp.              750,000                   750,000                        3.90%
Blue Water Capital                  750,000                   750,000                        3.90%
EGA, LLC                            250,000                   250,000                        1.30%
Faber West Construction             120,000                   120,000                           *
Chris Martin                         40,000                    40,000                           *
Stephen Carter                      400,000                    25,000                           *
Cobe Mikacich                       200,000                    25,000                           *
Total                             4,752,703                 3,761,350                        24.7%



      (1)   Ms. Gardner is an officer of the Company.
      (2) Ron Arko has voting control over the shares registered in the name of New Heart Ministries.
      (3) Jason Sundar has voting control over the shares registered in the name of Sundar Communications.
      (4) Mark Moran has voting control over the shares registered in the name of Crail Capital SA
      (5) Ellis Skelton has voting control over the shares registered in the name of Valley Financial Corp.

      (6) Jan Archer has voting control over the shares registered in the name of Blue Water Capital
      (7) Justin Frere has voting control over the shares registered in the name of EGA, LLC
      (8) Mark Faber has voting control over the shares registered in the name of Faber West Construction
      (9)


Selling shareholders may sell their shares to purchasers from time to time directly by and subject to the discretion of the selling shareholders. The selling shareholders may, from time to time, offer their securities for sale through underwriters, dealers, or agents, who may receive compensation in the form of underwriting discounts, concessions, or commissions from the selling shareholders and/or the purchasers of the securities for whom they may act as agents.

As of the date of this prospectus, the Company has no information on the manner or method by which any selling shareholder may intend to sell shares.

The securities sold by the selling shareholders may be sold from time to time in one or more transactions at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale or at prices otherwise negotiated at the time of sale. Such prices will be determined by the selling shareholders or by agreement between the selling shareholders and any underwriters.

Any underwriters, brokers, dealers, or agents who participate in the distribution of the securities may be deemed to be "underwriters" under the Securities Act, and any discounts, commissions, or concessions received by any such underwriters, dealers, or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because the selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. Each selling shareholder has advised the Company that the stockholder has not yet entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares.

The selling shareholders have agreed to sell the shares only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the selling shareholders' shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification is available and has been complied with by the selling shareholder.

The sale of the selling shareholders' shares may be affected from time to time in transactions, which may include block transactions, in:

      o     the over-the-counter market;
      o     in negotiated transactions; or
      o     a combination of such methods of sale or otherwise.

Sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. Selling shareholders may effect such transactions by selling their securities directly to purchasers:

      o     through broker-dealers acting as agents; or
      o to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the market in negotiated transactions or otherwise.

Broker-dealers, if any, may receive compensation in the form of discounts, commissions, or concessions and/or the purchasers from whom such broker-dealers may acts as agents or to whom they may sell as principals or otherwise, which compensation as to a particular broker-dealer may exceed customary commissions.

If any of the following events occurs, the Company will amend this prospectus to include additional disclosure before the selling shareholder makes offers and sales of their shares:

      o to the extent such securities are sold at a fixed price or by option at a price other than the prevailing market price; such price would be set forth in this prospectus;
      o if the securities are sold in block transactions and the purchaser wishes to resell; such arrangements would be described in this prospectus;
      o if a compensation paid to broker-dealers is other than usual and customary discounts, commissions, or concessions, disclosure of the terms of the transaction would be included in this prospectus.

This prospectus would also disclose if there are other changes to the stated plan of distribution, including arrangements that either individually or as a group would constitute an orchestrated distribution of the selling shareholders' shares.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the selling shareholders' shares may not simultaneously engage in market making activities with respect to any securities of the Company for a period of at least two (and up to nine) business days before beginning such distribution. In addition, each selling shareholder desiring to sell shares will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of the purchases and sales of shares of the Company' securities by such selling shareholders.

None of the selling shareholders are presently "brokers" or "dealers" within the meaning of Sections 2(4) or 2(5), respectively, of the Securities Act.


                                LEGAL PROCEEDINGS

As of the date of this Offering, the Company is not party to any lawsuits or legal proceedings, the adverse outcome of which, in management's opinion, individually or in the aggregate, would have a material adverse affect on the Company's results of operations and financial position, and has no knowledge of any threatened or potential lawsuits or legal proceedings against the Company.


                            DESCRIPTION OF SECURITIES

The Certificate of Incorporation ("Certificate") and Bylaws of the Company have recently been approved by the Board of Directors and the majority Shareholders of the Company. The following description of the Company's Certificate and Bylaws is only a summary of certain significant provisions of these documents and Nevada law. For a complete description of the rights and preferences of the capital stock of the Company, please contact the Company to review the Bylaw of the Company.

Authorized Capital Stock

The authorized capital stock of the Company consists of 100,000,000 shares, of which, 90,000,000 shares are common stock, $.001 par value per share (the "Common Stock") and 10,000,000 shares are preferred stock, $.001 par value per share (the "Preferred Stock"). The authorized shares of Preferred Stock, as well as shares of Common Stock, are available for issuance without further action by shareholders of the Company.

Common Stock

Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore, subject to any preferential dividend rights, if any of outstanding Preferred Stock. Upon the liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of the Preferred Stock. Holders of the Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock, which the Company has or may designate and issue in the future.

Preferred Stock

General. The Board of Directors of the Company is authorized, subject to certain limitations prescribed by law, without further shareholder approval, to issue from time to time up to an aggregate of 10,000,000 shares of Preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or designation of series.

Indemnification of Officers and Directors

The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted under Nevada law. The Board of Directors are exploring the advisability of obtaining an insurance policy covering officers and directors for claims made that such officers and directors may otherwise be required to pay for or for which the Company is required to indemnify them, subject to certain exclusions.

Insofar as indemnification by the Company for liability arising under the Act may be permitted to director, officers and controlling persons of the Company pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

At present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company in which indemnification would be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Reports to Shareholders


We intend to furnish shareholders with annual reports containing audited financial statements and such other periodic reports as we may determine to be appropriate or as may be required by law. Upon the effectiveness of this Registration Statement, we will be required to comply with periodic reporting, proxy solicitation and certain other requirements by the Securities Exchange Act of 1934. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.S. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains and Internet site that contains reports, proxy and information statements, and other information regarding us at the SEC website (http://www.sec.gov) .



                      INTEREST OF NAMED EXPERTS AND COUNSEL


The financial statements of Execute Sports, Inc. as of and for the year ended December 31, 2004 and for the six month period ended June 30, 2005 appearing in the prospectus and registration statement have been audited by Bedinger & Company, independent accountants, to the extent and for the periods indicated in their report appearing herein, which report expresses an unqualified opinion and are included in reliance upon such report and upon authority of such Firm as experts in accounting and auditing.

The financial statements of Execute Sports (formerly known as Padova International USA, Inc.) as of and for the year ended December 31, 2003 appearing in the prospectus and registration statement have been audited by Traci J. Anderson, independent accountant, to the extent and for the periods indicated in their report appearing herein, which report expresses an unqualified opinion and are included in reliance upon such report and upon authority of such Firm as experts in accounting and auditing.



Michael L. Corrigan, attorney at law, 4275 Executive Square, Suite 215, La Jolla, CA 92037, has rendered an opinion that the shares of common stock of Execute Sports being registered hereunder were, when sold, legally issued, fully paid and nonassessable under the Nevada Law. None of the above experts or counsel has any undisclosed interest in the Company or this offering.


                          TRANSFER AGENT AND REGISTRAR

The Company's transfer agent is First American Stock Transfer, Inc. located at 706, East Bell Road, Suite #202, Phoenix, Arizona 85022 and its phone number is 1-602-485-1346.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


At present, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. We plan to have our shares quoted and traded on the OTC Bulletin Board once our registration statement has been declared effective by the Securities and Exchange Commission. We cannot guarantee that we will obtain trading status on the OTC Bulleting Board. A market maker sponsoring a company's securities is required to obtain trading status of the securities quoted on any of the public trading markets, including the OTC Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for trading on the OTC Bulletin Board.


A purchase of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resale. Furthermore, the shares are not marginable and it is unlikely that a lending institution would accept our common stock as collateral for a loan.

Pursuant to this registration statement, we propose to publicly offer 10,250,778 shares. To date, none of our outstanding shares of common stock are subject to outstanding options, warrants to purchase or securities convertible into common stock. We have not agreed to register shares of common stock held by existing security holders for resale. We currently have 58 shareholders.

                              FINANCIAL STATEMENTS


Contents


                                                                                                       PAGE
Report of Independent Registered Public Accounting Firm..........................................       F-1

Prior Year Report of Independent Registered Public Accounting Firm...............................       F-2

FINANCIAL STATEMENTS

Balance Sheets (restated) as of December 31, 2004 and 2003.......................................       F-3
Statements of Operations (restated) for the years ended December 31, 2004 and 2003...............       F-4
Statements of Stockholders' Equity (restated)  for the years ended December 31, 2004 and 2003....       F-5
Statements of Cash Flows for the years ended (restated) December 31, 2004 and 2003...............       F-6
Notes to the Restated Financial Statements ......................................................       F-7


FINANCIAL STATEMENTS

Balance Sheets as of June 30, 2005 and June 30, 2004.............................................       F-23
Statements of Operations for the three months ended June 30, 2005 and 2004.......................       F-24
Statements of Stockholder's Equity for the three months ended June, 2005 and 2004................       F-25
Statements of Cashflows for the three months ended June, 2005 and 2004...........................       F-26
Notes to the Financial Statements ...............................................................       F-27

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Execute Sports, Inc.
(formerly Padova International U.S.A., Inc.)

We have audited the accompanying balance sheet (restated) of Execute Sports, Inc (formerly Padova International U.S.A., Inc.) (the "Company"), as of December 31, 2004 and the related consolidated statements (restated) of operations, stockholder's equity (deficit) and cash flows for the year then ended, These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of Execute Sports, Inc. (formerly Padova International USA, Inc.) as of December 31, 2004 and the related consolidated statements of operations, stockholder's equity (deficit), and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management plans in regards to these matters are also described in Note J. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                Bedinger & Company
                                                Certified Public Accountants
                                                Concord, California
                                                February 2, 2005, except
                                                for Note K which is
                                                February 28, 2005

INDEPENDENT AUDITORS' REPORT


To the Board of Directors:
Padova International U.S.A., Inc.

I have audited the balance sheet of Padova International U.S.A., Inc. as of December 31, 2003, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on our audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Padova International U.S.A., Inc. as of December 31, 2003, and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses, has negative working capital, and has yet to generate an internal cash flow that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Traci J. Anderson, CPA

Huntersville, North Carolina

January 11, 2005

PADOVA INTERNATIONAL U.S.A., INC.

(DBA EXECUTE SPORTS)
Balance Sheets
December 31, 2004 (Restated) and 2003
--------------------------------------------------------------------------------

                                                                   December 31,
                                                            --------------------------
                                                               2004           2003
                                                            -----------    -----------
ASSETS                                                      (Restated)
-------
CURRENT ASSETS
--------------
      Cash                                                  $     5,154    $    40,244
      Accounts receivable, net (Note B)                         107,708         84,808
      Inventory (Note C)                                        111,741        299,186
      Prepaid expenses (Note L)                                  81,507             --

                                                            -----------    -----------
         TOTAL CURRENT ASSETS                                   306,110        424,238

Fixed assets (Note D)
      Cost                                                       35,443         29,037
      Accumulated Depreciation                                  (17,197)        (9,268)
                                                            -----------    -----------
      Net                                                        18,246         19,769


Deposits                                                          3,560          3,560
                                                            -----------    -----------


         TOTAL ASSETS                                       $   327,916    $   447,567
                                                            ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES
-------------------
         Accounts payable and accrued expenses (Note E)     $   458,417    $   300,824
         Secured borrowings (Note B)                             64,708             --
         Notes payable (Note F)                                 514,800             --
         Related party notes payable (Note F)                   100,000        585,762
                                                            -----------    -----------
         TOTAL CURRENT LIABILITIES                            1,137,925        886,586


COMMITMENT (Note G)

STOCKHOLDERS' EQUITY (Note H & L)
---------------------------------
         Common stock, par value $.001, 75,000,000 shares
           authorized; issued and outstanding 0
           at December 31, 2004 and 2003                             --             --

         Additional paid-in capital                                  --             --
         Common stock payable/subscribed                        169,500
         Retainediearningslated                                (979,509)      (439,019)
                                                            -----------    -----------

         TOTAL STOCKHOLDERS' EQUITY                            (810,009)      (439,019)
                                                            -----------    -----------

         TOTAL LIABILITIES AND
           STOCKHOLDERS' EQUITY                             $   327,916    $   447,567
                                                            ===========    ===========

PADOVA INTERNATIONAL U.S.A., INC.
(DBA EXECUTE SPORTS)
Statements of Operations
For the Years Ended December 31, 2004 (Restated) and 2003
--------------------------------------------------------------------------------
                                                          December 31,
                                                   --------------------------
                                                      2004          2003
                                                   -----------    -----------
                                                   (Restated)
REVENUES
--------
     Sales                                         $ 1,384,188    $   726,048
     Cost of sales                                  (1,135,303)      (606,729)
                                                   -----------    -----------
          Gross profit                                 248,885        119,319

EXPENSES
--------
     Selling, general and administrative               630,216        295,991
                                                   -----------    -----------
          Total expense                                630,216        295,991
                                                   -----------    -----------

          Loss from operations                        (381,331)      (176,672)

OTHER INCOME AND EXPENSES
-------------------------
     Interest income                                         2             14
     Interest expense                                  159,161        112,196
                                                   -----------    -----------
          Total other income and expenses             (159,159)      (112,182)

     NET INCOME (LOSS)                             $  (540,490)   $  (288,854)
                                                   ===========    ===========

     Weighted averge shares outstanding                     --             --
                                                   ===========    ===========

     Loss per share                                         na             na
                                                   ===========    ===========

PADOVA INTERNATIONAL U.S.A., INC.
(DBA EXECUTE SPORTS)
Statements of Stockholder's Equity
For the Years Ended December 31, 2004 (Restated) and 2003
--------------------------------------------------------------------------------

                                                       Common Stock
                                             -----------------------------------   Additional                Total
                                             Number of                 Payable/     Paid-in     Retained  Stockholders'
                                              Shares        Amount    Subscribed    Capital     Earnings     Equity
                                             ---------    ---------    ---------   ---------   ---------    ---------
December 31, 2002                                   --           --           --          --    (150,165)    (150,165)

     Net loss                                                                                   (288,854)    (288,854)
                                             ------------------------------------------------------------------------

December 31, 2003                                   --    $      --    $      --   $      --   $(439,019)   $(439,019)

     Shares subscribed
         (278,000 shares, $0.25 per share)                                69,500                               69,500
     Stock payable                                                       100,000                              100,000
     Net loss                                                                                   (540,490)    (540,490)
                                             ------------------------------------------------------------------------
December 31, 2004                                   --    $      --    $ 169,500   $      --   $(979,509)   $(810,009)
                                             =========    =========    =========   =========   =========    =========

PADOVA INTERNATIONAL U.S.A., INC.
(DBA EXECUTE SPORTS)
Statements of Cash Flows
For the Years Ended December 31, 2004 (Restated) and 2003
--------------------------------------------------------------------------------
                                                         Year Ended December 31,
                                                         ----------------------
                                                           2004         2003
                                                         ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:                    (Restated)
      Net loss                                           $(540,490)   $(288,854)
      Adjustments to reconcile net loss
       to net cash used by operating activities:
          Depreciation                                       7,929        6,855
          Common stock payable for services                100,000           --
CHANGES IN CURRENT ASSETS AND CURRENT
      LIABILITIES: (Net of effect of acquisition)
      (Increase) decrease in current liabilities:
          Accounts receivable                              (22,900)     (37,568)
          Inventory                                        187,445     (227,924)
          Prepaid expenses                                 (81,507)          --
      Increase (decrease) in current liabilities:
          Accounts payable and accrued expenses            157,593      297,078

                                                         ---------    ---------
          NET CASH USED FOR OPERATING ACTIVITIES          (191,930)    (250,413)

CASH FLOWS FROM INVESTING ACTIVITIES:
          Acquisition of furniture and equipment            (6,406)     (16,813)
                                                         ---------    ---------
          NET CASH USED FOR INVESTING ACTIVITIES            (6,406)     (16,813)

CASH FLOWS FROM FINANCING ACTIVITIES:
          Common stock subscribed                           69,500           --
          Related party loan                                29,038      271,112
          Secured borrowings                                64,708

                                                         ---------    ---------
          NET CASH PROVIDED  BY FINANCING ACTIVITIES       163,246      271,112

NET (DECREASE) INCREASE IN CASH                            (35,090)       3,886

CASH, beginning of period                                   40,244       36,358
                                                         ---------    ---------

CASH, end of period                                      $   5,154    $  40,244
                                                         =========    =========

SUPPLEMENTAL DISCLOSURE:

      Taxes paid                                         $   1,088    $      --
      Interest paid                                      $ 108,576    $ 112,196

NOTE A -ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Organization

Padova International U.S.A., Inc. (the Company) markets and sells water sports clothing and apparel and motorcycle accessories. The Company was certified as incorporated in the State of Nevada officially on March 13, 2002 and filed the Articles of Incorporation on January 30, 2002.

Summary of Significant Accounting Principles

Basis of Presentation

The financial statements include the accounts of Padova International U.S.A., Inc. under the accrual basis of accounting.

Accounting estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts receivable

The Company has entered into a factoring agreement with Benefactors, Inc. In the agreement Benefactors, Inc. will provide account receivable financing and factoring to the Company. Benefactors, Inc. will purchase from the Company the accounts receivable and may pay a portion of the purchase price, or lend money to the Company based upon accounts receivable of the Company.

Inventories

Inventories are valued at the lower of cost or market. Cost is determined using the average costing method. Management performs periodic assessments to determine the existence of obsolete, slow moving and non-salable inventories, and records necessary provisions to reduce such inventories to net realizable value.

Property and equipment

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

Depreciation is provided using the 200% declining balance method. It is calculated over recovery periods as prescribed by management that range from 5 years for equipment to 7 years for furniture.

Long-lived assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.

Revenue recognition policy

Revenue from the sale of water sports clothing and apparel, and motorcycle accessories is recognized when the earning process is complete and the risk and rewards of ownership have transferred to the customer, which is generally considered to have occurred upon the shipment to the customer.

Shipping and handling costs

The Company's policy is to classify shipping and handling costs as selling, general and administrative expenses.

Advertising

The Company expenses all advertising costs as incurred. For the years ended December 31, 2004 and 2003 the Company incurred approximately $90,000 and $30,000 in advertising expenses, respectively.

Loss per common share

The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings (loss) per share. Basic loss per share is calculated using the weighted average number of common shares outstanding in the period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using the "treasury stock" method and convertible securities using the "if-converted" method. There were no adjustments required to net loss for the period presented in the computation of diluted earnings per share.

Issuance of common stock

The issuance of common stock for other than cash is recorded by the Company at management's estimate of the fair value of the assets acquired or services rendered.

Comprehensive loss

The Company adopted Financial Accounting Standards Board Statement of Financial Standards No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the periods covered in the financial statements.

Income taxes

On November 1, 2004, the Company legally amended its Articles of Incorporation to make the transition from an S-Corporation to a C-Corporation. Prior to that the S Corporation was not a tax paying entity for federal or state income tax purposes and thus no provision for income taxes was recognized. Subsequent to the change the Company began recognizing the full valuation for deferred tax assets (See Note I).

Impact of accounting standards

In January 2003 the FASB issued Interpretation 46 "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51". This Interpretation requires a Company to consolidate the financial statements of a "Variable Interest Entity" "VIE", sometimes also known as a "special purpose entity", even if the entity does not hold a majority equity interest in the VIE. The Interpretation requires that if a business enterprise has a "controlling financial interest" in a VIE, the assets, liabilities, and results of the activities of the VIE should be included in consolidated financial statements with those of the business enterprise, even if it holds a minority equity position. This Interpretation was effective immediately for all VIE's created after January 31, 2003; for the first fiscal year or interim period beginning after June 15, 2003 for VIE's in which a Company holds a variable interest that it acquired before February 1, 2003. The adoption this interpretation did not have any impact on the Company's financial condition or results of operations.

In April 2003, the FASB issued SFAS 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This statement amends SFAS 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires contracts with similar characteristics to be accounted for on a comparable basis. The adoption of SFAS 149 did not have any impact on the Company's financial condition or results of operations.

In May 2003, the FASB issued SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 establishes standards on the classification and measurement of financial instruments with characteristics of both liabilities and equity. The adoption of SFAS 150 did not have any impact on the Company's financial condition or results of operations.

In December 2003, the FASB issued SFAS 132r, Employers' Disclosures about Pensions and Other Postretirement Benefits--an amendment of FASB Statements No. 87, 88, and 106. SFAS 132r revises employers' disclosures about pension plans and other postretirement benefit plans. It does not change the measurement or recognition of those plans required by FASB Statements No. 87, Employers' Accounting for Pensions, No. 88, Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, and No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions. This Statement retains the disclosure requirements contained in FASB Statement No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits, which it replaces. It requires additional disclosures to those in the original Statement 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The adoption of SFAS 132r did not have any impact on the Company's financial condition or results of operations.

In December 2003, the FASB issued FIN No. 46R, "Consolidation of Variable Interest Entities." This requires that the assets, liabilities and results of the activity of variable interest entities be consolidated into the financial statements of the company that has a controlling financial interest. It also provides the framework for determining whether an entity should be consolidated based on voting interest or significant financial support provided to it. The adoption of FIN No. 46R did not have any impact on the Company's financial condition or results of operations.

In November 2004, the FASB issued SFAS 151, Inventory Costs--an amendment of ARB No. 43, Chapter 4. The Statement amends the guidance of ARB No. 43, Chapter 4, Inventory Pricing, by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The adoption of SFAS 151 did not have any impact on the Company's financial condition or results of operations.

In December 2004, the FASB issued a revision to SFAS 123 (revised 2004), Share-Based Payment. The revision requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments granted to employees. The statements eliminates the alternative method of accounting for employee share- based payments previously available under APB
25. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. The Company does not believe that this recent accounting pronouncement will have a material impact on their financial position or results of operations.

In December 2004, the FASB issued SFAS No. 153 "Exchanges of Nonmonetary Assets-amendment of APB Opinion No. 29". Statement 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transaction that do not have commercial substance, defined as transaction that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of nonmonetary assets occuring after June 15, 2005. The Company does not believe that this recent accounting pronouncement will have a material impact on their financial position or results of operations.

Concentrations of credit risk

The Company performs ongoing credit evaluations of its customers. For the year ended December 31, 2004, four customers individually accounted for 71% of sales (32%, 15%, 13% and 11%). Three customers represented 85% (48% 22% and 14%) of accounts receivable for the year ended December 31, 2004.

For the year ended December 31, 2003, four customers individually accounted for 81% of sales (24%, 21%, 20% and 16%) and 92% (42%, 29%, 13%, and 8%) of accounts receivable.

For the years ended December 31, 2004 and 2003, approximately 18% and less than 1%, respectively, of the Company's net sales were made to customers outside the United States.

The Company is dependent of third-party manufacturers and distributors for all of its supply of inventory. For the years ended December 31, 2004 and 2003, the Company's three largest suppliers accounted for 73% and 73% of product purchases, respectively. The Company is dependent on the ability of its suppliers to provide products and services on a timely basis and on favorable pricing terms. The loss of certain principal suppliers or a significant reduction in product availability from principal suppliers could have a material adverse effect on the Company.


Disclosure about Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at December 31, 2004 and 2003, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

NOTE B - ACCOUNTS RECEIVABLE

In May 2004, The Company entered into a factoring agreement with Benefactor Funding Corp. ("Factor"). The Factor purchases certain customer accounts receivable on a recourse basis. The Factor initially advances 80% of the amount of the invoice with the remainder, less fees, paid to the company once the customer pays the invoice. The Company performs substantially all collection efforts and is allowed to repurchase receivables under certain circumstances. The interest rate charged to the Company varies depending on the age of the receivable upon customer payment. The factoring agreement is collateralized by substantially all Company assets.

The Company is reporting the factoring agreement as a secured borrowing in accordance with FAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". As of December 31, 2004, the balance due to the Factor was $64,708, collateralized by the factored receivables of $80,885

The accounts receivable balance as of December 31, 2004 is reported net of an allowance for doubtful accounts of $4,000.

NOTE C - INVENTORY

Inventories are comprised of finished goods ready for resale and are stated at the lower of cost or market, as determined using the average costing method. The following table represents the major components of inventory at December 31, 2004 and 2003.

                                              2004                  2003
                                         ----------------      ----------------

Finished goods                                  $111,741              $299,186
                                         ================      ================


NOTE D - PROPERTY AND EQUIPMENT


Property and equipment at December 31, 2004 and 2003 consist of the following:

                                                                           2004               2003
                                                                      ----------------    --------------
                    Computer and office equipment                             $24,700           $21,866
                    Furniture and fixtures                                      2,281             2,281
                    Machinery and equipment                                     8,462             4,890
                                                                      ----------------    --------------
                                                                              $35,443            29,037
                    Less:  Accumulated Depreciation                           (17,197)           (9,268)
                                                                      ----------------    --------------
                                                                              $18,246           $19,769
                                                                      ================    ==============

Depreciation expense for the years ended December 31, 2004 and 2003 was $7,929 and $6,855, respectively.

NOTE E - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses at December 31, 2004 and 2003 consist of the following

                                                                          2004                 2003
                                                                 ------------------  -------------------
Payables to vendors                                                      $ 375,072            $ 300,824
Accrued taxes                                                                8,963                    -
Accrued interest payable (Note F)                                           74,382                    -
                                                                 ------------------  -------------------
                                                                         $ 458,417            $ 300,824
                                                                 ==================  ===================

NOTE F - NOTES PAYABLE

Notes payable at December 31, 2004 and 2003, are as follows:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                              2004                       2003
------------------------------------------------------------------------------------------------------------------------------------
Unsecured demand note payable to Ron and Dori Arks, bearing interest at 1.5% per month.       29,800
------------------------------------------------------------------------------------------------------------------------------------
Unsecured demand note payable to Ron and Dori Arks, bearing interest at 2% per month.         35,000
------------------------------------------------------------------------------------------------------------------------------------
Unsecured demand note payable to Myrwood and Coral Guy, bearing interest at 2% per month     100,000
------------------------------------------------------------------------------------------------------------------------------------
Unsecured demand note payable to Ty Guy, bearing interest at 2% per month.                    90,000
------------------------------------------------------------------------------------------------------------------------------------
Unsecured demand note payable to John Helms, bearing interest at 2% per month.               210,000
------------------------------------------------------------------------------------------------------------------------------------
Unsecured demand note payable to New Heart Ministries, bearing interest at 2% per month.      50,000
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          $   514,800                 $          -
------------------------------------------------------------------------------------------------------------------------------------


Related party Notes payable at December 31, 2004 and 2003, are as follows:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                              2004                      2003
------------------------------------------------------------------------------------------------------------------------------------
Unsecured note payable to Donald A. Dallape, President, bearing interest at
2% per month due every 30 days.                                                          $ 271,354
------------------------------------------------------------------------------------------------------------------------------------
Unsecured note payable to Scott Swendener, Vice-President, bearing interest at
2% per month due every 30 days.                                                            314,408
------------------------------------------------------------------------------------------------------------------------------------
Unsecured demand note payable to Sheryl Gardner, bearing interest at 2% per month.         100,000
------------------------------------------------------------------------------------------------------------------------------------
                                                                                         $ 100,000                  $ 585,762
------------------------------------------------------------------------------------------------------------------------------------

During 2004, the notes payable to the two officers of the Company were replaced by notes payable to outside individuals. Also, see Note K regarding subsequent event.

NOTE G - COMMITMENT

During fiscal year 2004, the Company leased office and warehouse space at a rate of $6,396 per month with lease terms extending through April 30, 2006. Future lease payments under this operating lease are as follows:

       Location                  Approximate   Current Lease Term            Monthly Rent     Total
                                 Square Feet                                                Commitment
------------------------------------------------------------------------------------------------------
1284 Puerta Del Sol Suite 150       8,883      January 1, 2005                 $ 6,806      $  81,672
                                               through December 31, 2005
1284 Puerta Del Sol Suite 150       8,883      January 1, 2006                 $ 7,216      $  86,592
                                               through April 30, 2006
                                                                                            ----------
Total Future Commitments                                                                    $ 168,264
                                                                                            ==========

The Company incurred $63,960 and $53,772 in rent expense during the years ended December 31, 2004 and 2003, respectively.

NOTE H - STOCKHOLDERS' EQUITY

On August 18, 2004, the Company entered into a service contract valued at $100,000 in exchange for 400,000 shares of common stock. The contract term is 24 months. For the year ended December 31, 2004, the company recognized $18,493 of expense in connection with this contract with the remaining balance of $81,507 accounted for as prepaid expense. The shares related to this contract are accounted for in the equity section of the balance sheet as Common Stock Payable. The shares were issued on July 22, 2005.

On September 9, 2004, the Company commenced a limited Private Placement Memorandum (PPM) to raise up to $1,750,000 through the sale of the Company's common stock at a price of $0.25 per share. During the year ended December 31, 2004, the Company sold 278,000 shares of common stock for $0.25 per share totaling approximately $69,500 in cash. The shares were unissued as of December 31, 2004 and are classified as Common Stock Payable/Subscribed.

On September 22, 2004, the Company increased its number of authorized shares from 75,000 to 75,000,000. The par value increased from no par value to $0.001 per share.

During the years ended December 31, 2004 and 2003, the Company did not issue any stock. No stock has been issued to date.

NOTE I - NET OPERATING LOSS CARRY FORWARD

In assessing the ability to realize deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. At December 31, 2004 a valuation allowance for the full amount of the net deferred tax asset was recorded because of uncertainties as to the amount of taxable income that would be generated in future years.

                           United States Corporation Income Taxes
          Period of Loss                                Amount          Expiration Date
-----------------------------------            ----------------    ---------------------------
        December 31, 2004                             $420,935         December 31, 2024

Prior to November 2004 the Company was organized as an S-Corporation and all losses were distributed and recognized through the tax returns of the owners.

NOTE J - GOING CONCERN AND MANAGEMENT'S PLANS

The Company has suffered recurring losses from operations since inception. In addition, the Company has yet to generate an internal cash flow from its business operations. These factors give raise substantial doubt about its ability to continue as a going concern.

Management's plans with regard to these matters encompass the following actions:
1) obtain funding form new investors to alleviate the Company's working deficiency, and 2) implement a plan to generate sales. The Company's continued existence is dependent upon its ability to resolve its liquidity problems and increase profitability in its current business operations. However, the outcome of management's plans cannot be ascertained with any degree of certainty. The accompanying financial statements do not include any adjustments that might result from the outcome of these risks and uncertainty.

NOTE K - SUBSEQUENT EVENT

As of February 28, 2005, all of the notes payable outstanding at December 31, 2004, totaling $614,800, were cancelled and a new note payable was issued accruing interest at 2% per annum until February 28, 2006. At that time, the remaining outstanding principal balance and all interest accrued but unpaid can be paid in the Company's common stock at a conversion price of $0.25 per share for every dollar of interest owed to the note holder. All interest accrued but unpaid as of February 28, 2005 was converted to the Company's common stock at the conversion price of $0.25 per share for every dollar of interest owed to the note holder representing an addition to stockholders' equity of approximately $104,232. In addition through February 28, 2005, approximately $150,000 worth of common shares were subscribed.

NOTE L - RESTATEMENT

The 10-KSB for Padova International U.S.A., Inc. as of December 31, 2004 and for the year then ended has been restated. In July 2005, the Company was contacted by the Securities and Exchange Commission (SEC). In their letter dated, July 12, 2005 the SEC requested additional details regarding the issuance of 3,810,000 shares issued for professional services, including how they may correlate with the contracts included as exhibits to the Form SB-2, how we valued these issuances and the amount of expense related to these shares and where such expense is included in the Statement of Operations for the quarter ended March 31, 2005.

Upon review of the contracts, it came to our attention that we did not record the stock based compensation expense related to a services contract entered into on August 18, 2004. On August 18, 2004, the Company entered into a service contract valued at $100,000 in exchange for 400,000 shares of common stock which represents the fair market value of the stock as of that date. The contract term is 24 months. For the year ended December 31, 2004, the company recognized $18,493 of expense in connection with this contract with the remaining balance of $81,507 accounted for as prepaid expense. The shares related to this contract are accounted for in the equity section of the balance sheet as Common Stock Payable. The shares were issued on July 22, 2005.

We also noted that $69,500 received in cash for the purchase of common stock was classified as if the shares had been issued when, in fact, they were not. During the year the Company received $69,500 in exchange for 278,000 shares which were classified as Common Stock and Additional-Paid-in-Capital. We have reclassified the share purchase to Common Stock Payable/Subscribed in the equity section of the balance sheet.

The following information presents the impact of the additional expense, the reclassification of common stock and APIC to common stock payable/subscribed, the related impact on shares outstanding to zero, the increase in net loss, the increase in prepaid expense, the reclassification of amounts due to our factor to a separate line item in current liabilities and the increase in common stock payable as of December 31, 2004 as discussed above:

PADOVA INTERNATIONAL U.S.A., INC.
(DBA EXECUTE SPORTS)
Balance Sheets
December 31, 2004 (Restated)
--------------------------------------------------------------------------------

                                                                           December 31,
                                                            -----------------------------------------
                                                               2004           2004           2004
                                                            -----------    -----------    -----------
ASSETS                                                      (Previously     (Restated)    (Difference)
                                                             Reported)
CURRENT ASSETS
      Cash                                                  $     5,154    $     5,154    $        --
      Accounts receivable, net (Note B)                         107,708        107,708             --
      Inventory (Note C)                                        111,741        111,741             --
      Prepaid expenses (Note L)                                      --         81,507         81,507

                                                            -----------    -----------    -----------
         TOTAL CURRENT ASSETS                                   224,603        306,110         81,507

Fixed assets (Note D)
      Cost                                                       35,443         35,443             --
      Accumulated Depreciation                                  (17,197)       (17,197)            --
                                                            -----------    -----------    -----------
      Net                                                        18,246         18,246             --

Deposits                                                          3,560          3,560             --
                                                            -----------    -----------    -----------

         TOTAL ASSETS                                       $   246,409    $   327,916    $    81,507
                                                            ===========    ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
         Accounts payable and accrued expenses (Note E)     $   523,125    $   458,417        (64,708)
         Secured borrowings (Note B)                                 --         64,708         64,708
         Notes Payable (Note F)                                 514,800        614,800        100,000
         Related party notes payable (Note F)                   100,000             --       (100,000)
                                                            -----------    -----------    -----------
         TOTAL CURRENT LIABILITIES                            1,137,925      1,137,925             --


COMMITMENT (Note G)

STOCKHOLDERS' EQUITY (Note H & L)

         Common stock, par value $.001, 75,000,000 shares
           authorized; issued and outstanding 0
           at December 31, 2004 and 2003                            278             --           (278)

         Additional paid-in capital                              69,222             --        (69,222)
         Common stock payable/subscribed                             --        169,500        169,500
         Retained earnings                                     (961,016)      (979,509)       (18,493)
                                                            -----------    -----------    -----------

         TOTAL STOCKHOLDERS' EQUITY                            (891,516)      (810,009)        81,507
                                                            -----------    -----------    -----------

         TOTAL LIABILITIES AND
           STOCKHOLDERS' EQUITY                             $   246,409    $   327,916    $    81,507
                                                            ===========    ===========    ===========

PADOVA INTERNATIONAL U.S.A., INC.
(DBA EXECUTE SPORTS)
Statements of Operations
For the Years Ended December 31, 2004 (Restated)
--------------------------------------------------------------------------------

                                                                    December 31,
                                                     -----------    -----------    -----------
                                                        2004           2004            2004
                                                     -----------    -----------    -----------
                                                     Previously     (Restated)    (Difference)
                                                     Reported)
REVENUES
     Sales                                           $ 1,384,188    $ 1,384,188    $        --
     Cost of sales                                    (1,135,303)    (1,135,303)            --
                                                     -----------    -----------    -----------
          Gross profit                                   248,885        248,885             --

EXPENSES
     Selling, general and administrative                 611,723        630,216         18,493
                                                     -----------    -----------    -----------
          Total expense                                  611,723        630,216         18,493
                                                     -----------    -----------    -----------

          Loss from operations                          (362,838)      (381,331)       (18,493)

OTHER INCOME AND EXPENSES
     Interest income                                           2              2             --
     Interest expense                                    159,161        159,161             --
                                                     -----------    -----------    -----------
          Total other income and expenses               (159,159)      (159,159)            --

     NET INCOME (LOSS)                               $  (521,997)   $  (540,490)   $   (18,493)
                                                     ===========    ===========    ===========

     Weighted averge shares outstanding                       --             --             --
                                                     ===========    ===========    ===========

     Loss per share                                           na             na             na
                                                     ===========    ===========    ===========

PADOVA INTERNATIONAL U.S.A., INC.
(DBA EXECUTE SPORTS)
Statements of Stockholder's Equity
For the Year Ended December 31, 2004 (Restated)
--------------------------------------------------------------------------------

                                                         Year Ended         Year Ended         Year Ended
                                                         December 31,       December 31,       December 31,
                                                        ---------------    ---------------    ---------------
                                                             2004                 2004               2004
                                                        ---------------    ---------------    ---------------
                                                     (Previously Reported)    (Restated)        (Difference)
Common Stock:
Shares issued for cash:
     Shares                                                     278,000                 --           (278,000)
     Amount                                                         278                 --               (278)
     Additional paid in capital                                  69,222                 --            (69,222)
Common stock payable/subscribed                                      --            169,500            169,500
Retained earnings (deficit)                                    (961,016)          (979,509)           (18,493)
                                                        ---------------    ---------------    ---------------
Total shareholder's equity                                     (891,516)          (810,009)            81,507
                                                        ===============    ===============    ===============

PADOVA INTERNATIONAL U.S.A., INC.
(DBA EXECUTE SPORTS)
Statements of Cash Flows
For the Years Ended December 31, 2004 (Restated)
--------------------------------------------------------------------------------

                                                              Year Ended December 31,
                                                         ----------------------------------
                                                           2004         2004         2004
                                                         ---------    ---------    ---------
                                                        (Previously   (Restated)   (Difference)
CASH FLOWS FROM OPERATING ACTIVITIES:                    Reported)
      Net loss                                           $(521,997)   $(540,490)   $ (18,493)
      Adjustments to reconcile net loss
       to net cash used by operating activities:
          Depreciation                                       7,929        7,929           --
          Common stock payable for services                     --      100,000      100,000
CHANGES IN CURRENT ASSETS AND CURRENT
      LIABILITIES: (Net of effect of acquisition)
      (Increase) decrease in current liabilities:
          Accounts receivable                              (22,900)     (22,900)          --
          Inventory                                        187,445      187,445           --
          Prepaid expenses                                      --      (81,507)     (81,507)
      Increase (decrease) in current liabilities:
          Accounts payable and accrued expenses            222,301      157,593      (64,708)

                                                         ---------    ---------    ---------
          NET CASH USED FOR OPERATING ACTIVITIES          (127,222)    (191,930)     (64,708)

CASH FLOWS FROM INVESTING ACTIVITIES:
          Acquisition of furniture and equipment            (6,406)      (6,406)          --
                                                         ---------    ---------    ---------
          NET CASH USED FOR INVESTING ACTIVITIES            (6,406)      (6,406)          --

CASH FLOWS FROM FINANCING ACTIVITIES:
          Sale of common stock                              69,500           --      (69,500)
          Common stock subscribed                           69,500       69,500
          Related party loan                                29,038       29,038           --
          Secured borrowings                                    --       64,708       64,708

                                                         ---------    ---------    ---------
          NET CASH PROVIDED  BY FINANCING ACTIVITIES        98,538      163,246       64,708

NET (DECREASE) INCREASE IN CASH                            (35,090)     (35,090)          --

CASH, beginning of period                                   40,244       40,244           --
                                                         ---------    ---------    ---------

CASH, end of period                                      $   5,154    $   5,154    $      --
                                                         =========    =========    =========

SUPPLEMENTAL DISCLOSURE:

      Taxes paid                                         $   1,088    $   1,088    $      --
      Interest paid                                      $ 108,576    $ 108,576    $      --

                              EXECUTE SPORTS, INC.


                              FINANCIAL STATEMENTS

                           THREE AND SIX MONTHS ENDED
                             JUNE 30, 2005 AND 2004

EXECUTE SPORTS, INC.

(formerly Padova International U.S.A., Inc.)
Balance Sheet
June 30, 2005
(Unaudited)
--------------------------------------------------------------------------------

                                                                         June 30,
                                                                           2005
                                                                        -----------
ASSETS
------
CURRENT ASSETS
--------------
       Cash                                                             $    52,060
       Accounts receivable, net (Note B)                                    464,655
       Inventory (Note C)                                                   173,713
       Prepaid expenses (Note D)                                            585,706
       Prepaid expense-related party (Note D)                                58,740
       Loans receivable (Note E)                                            122,538
                                                                        -----------
          TOTAL CURRENT ASSETS                                            1,457,412

Fixed assets (Note F)
       Cost                                                                  35,443
       Accumulated Depreciation                                             (20,174)
                                                                        -----------
       Net                                                                   15,269

Deposits                                                                      3,560
                                                                        -----------

          TOTAL ASSETS                                                  $ 1,476,241
                                                                        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES
-------------------
          Accounts payable and accrued expenses (Note G)                $   360,703
          Secured borrowings (Note B)                                       239,618
          Notes Payable (Note H)                                            462,258
          Related party notes payable (Note H)                               99,492
                                                                        -----------
          TOTAL CURRENT LIABILITIES                                       1,162,071

COMMITMENT (Note I)                                                              --

STOCKHOLDERS' EQUITY (Note J)
-----------------------------

          Common stock, par value $.001, 75,000,000 shares authorized authorized; issued and outstanding 0 at June 30, 2005

          Additional paid-in capital                                             --
          Common stock payable/subscribed                                 3,812,662
          Retained earnings (Deficit)                                    (3,498,492)
                                                                        -----------

          TOTAL STOCKHOLDERS' EQUITY                                        314,170
                                                                        -----------

          TOTAL LIABILITIES AND
            STOCKHOLDERS' EQUITY                                        $ 1,476,241
                                                                        ===========

EXECUTE SPORTS, INC.
(formerly Padova International U.S.A., Inc.)
Statements of Operations
Three and Six Months Ended June 30, 2005 and 2004
(Unaudited)
--------------------------------------------------------------------------------

                                                   Three Months Ended            Six Months Ended
                                                       June 30,                      June 30,
                                             --------------------------    --------------------------
                                                2005           2004           2005            2004
                                             -----------    -----------    -----------    -----------
REVENUES
       Sales                                 $   580,498    $   490,906    $ 1,258,893    $ 1,117,517
       Cost of sales                             460,924        358,825        880,230        737,222
                                             -----------    -----------    -----------    -----------
          Gross profit                           119,574        132,081        378,663        380,295

EXPENSES
       General and administrative expenses     2,564,605         65,902      2,729,722        146,944
       Selling and advertising                    63,563         50,746        109,272        122,720
       Depreciation expense                        1,488          1,583          2,977          3,130
                                             -----------    -----------    -----------    -----------
          Total expense                        2,629,656        118,231      2,841,970        272,793

          Income (loss) from operations       (2,510,081)        13,849     (2,463,307)       107,501

OTHER INCOME AND EXPENSES
       Interest income                                --             --             --              1
       Interest expense                            4,520         25,591         55,676         58,952
                                             -----------    -----------    -----------    -----------
          Total other income and expenses         (4,520)       (25,591)       (55,676)       (58,951)
                                             -----------    -----------    -----------    -----------

       NET INCOME (LOSS)                     $(2,514,601)   $   (11,741)   $(2,518,983)   $    48,550
                                             ===========    ===========    ===========    ===========

       Weighted average shares outstanding            --             --             --             --
                                             ===========    ===========    ===========    ===========

       Earnings per share                    $        --    $        --    $        --    $        --
                                             ===========    ===========    ===========    ===========

EXECUTE SPORTS, INC.
(formerly Padova International U.S.A., Inc.)
Statements of Stockholders' Equity
Six Months Ended June 30, 2005
(Unaudited)
--------------------------------------------------------------------------------

                                                         Common Stock
                                              --------------------------------------------Additional    Retained          Total
                                                Number of                     Payable/      Paid-in     Earnings       Stockholders'
                                                Shares          Amount      Subscribed      Capital     (Deficit)         Equity
                                              -----------    -----------    -----------   -----------   -----------    -----------
December 31, 2002                                      --    $        --    $        --   $        --   $  (150,165)   $  (150,165)

     Net loss                                                                                              (288,854)      (288,854)
                                              -----------    -----------    -----------   -----------   -----------    -----------
December 31, 2003                                      --    $        --    $        --   $        --   $  (439,019)   $  (439,019)

     Shares subscribed
         (278,000 shares, $0.25 per share)                                       69,500                                     69,500
     Shares payable for services
        (400,000 shares, $0.25 per share)                                       100,000                                    100,000
     Net loss                                                                                              (540,490)      (540,490)
                                              -----------    -----------    -----------   -----------   -----------    -----------
December 31, 2004                                      --    $        --    $   169,500   $        --   $  (979,509)   $  (810,009)

     Shares subscriptions receivable
         (394,280 shares, $0.25 per share)                                      (98,570)                                   (98,570)
     Shares subscribed for cash
         (2,640,000 shares, $0.25 per share)                                    660,000                                    660,000
     Shares payable for services
         ( 11,910,000 shares, $0.25 per share)                                2,977,500                                  2,977,500
     Shares payable for accrued interest
         (416,928 shares, $0.25 per share)                                      104,232                                    104,232
     Net loss                                                                                            (2,518,983)    (2,518,983)
                                              -----------    -----------    -----------   -----------   -----------    -----------
June 30, 2005                                          --    $        --    $ 3,812,662   $        --   $(3,498,492)   $   314,170
                                              ===========    ===========    ===========   ===========   ===========    ===========

EXECUTE SPORTS, INC.
(formerly Padova International U.S.A., Inc.)
Statements of Cash Flows
Six Months Ended June 30, 2005 and 2004
(Unaudited)
--------------------------------------------------------------------------------

                                                          Three Months Ended            Six Months Ended
                                                              June 30,                     June 30,
                                                    --------------------------    --------------------------
                                                       2005           2004           2005           2004
                                                    -----------    -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                               $(2,514,601)   $   (11,741)   $(2,518,983)   $    48,550
    Adjustments to reconcile net loss
    to net cash used by operating activities:
       Depreciation                                       1,488          1,583          2,977          3,130
       Common stock payable for services              2,890,000             --      2,977,500             --
       Common stock payable for accrued interest             --        104,232
CHANGES IN CURRENT ASSETS AND CURRENT
    LIABILITIES:
    (Increase) decrease in current assets:
       Accounts receivable                             (110,117)      (128,770)      (356,947)      (117,415)
       Inventory                                         (5,870)       (32,224)       (61,972)       (49,445)
       Prepaid expenses                                (456,996)       (10,000)      (562,939)       (24,000)
    Increase (decrease) in current liabilities:
       Accounts payable and accrued expenses             29,181        150,937        (97,714)       112,997

                                                    -----------    -----------    -----------    -----------
       NET CASH USED FOR OPERATING ACTIVITIES          (166,914)       (30,214)      (513,846)       (26,183)

CASH FLOWS FROM INVESTING ACTIVITIES:
       Loan proceeds to unaffiliated company           (122,538)            --       (122,538)            --
       Acquisition of furniture and equipment                --             --             --           (760)
                                                    -----------    -----------    -----------    -----------
       NET CASH USED FOR INVESTING ACTIVITIES          (122,538)            --       (122,538)          (760)

CASH FLOWS FROM FINANCING ACTIVITIES:
       Common stock subscribed                          388,930                       561,430
       Issuance of notes payable                             --                        16,000
       Repayment of notes payable                       (50,042)                      (52,542)
       Repayment of related party notes payable         (16,508)                      (16,508)
       Proceeds from related party notes payable         24,303             --         19,104
       Secured Borrowings                               (10,261)                      174,910

                                                    -----------    -----------    -----------    -----------
       NET CASH PROVIDED  BY FINANCING ACTIVITIES       312,119         24,303        683,290         19,104

NET INCREASE (DECREASE)  IN CASH                         22,667         (5,911)        46,906         (7,839)

CASH, beginning of period                                29,393         38,316          5,154         40,244
                                                    -----------    -----------    -----------    -----------

CASH, end of period                                 $    52,060    $    32,405    $    52,060    $    32,405
                                                    ===========    ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURE:

    Taxes paid                                      $        --    $        --    $        --    $     1,050
    Interest paid                                   $        --    $     8,581    $    20,447    $    39,991

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Execute, Inc. (formerly Padova International U.S.A., Inc.) (the Company) markets and sells water sports clothing and apparel and motorcycle accessories. The Company was certified as incorporated in the State of Nevada officially on March 13, 2002 and filed the Articles of Incorporation on January 30, 2002.

On March 3, 2005 the Company changed its name from Padova International U.S.A., Inc. (DBA Execute Sports) to Execute, Inc.

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) for interim financial information and item 301(b) of Regulation S-B. They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial statements for the Company as of December 31, 2004 and for the two years then ended, including notes thereto.

Summary of Significant Accounting Principles

Basis of Presentation

The financial statements include the accounts of Execute, Inc. (formerly Padova International U.S.A., Inc.) under the accrual basis of accounting.

Accounting estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.



Accounts receivable

The Company has entered into a factoring agreement with Benefactors, Inc. In the agreement Benefactors, Inc. will provide account receivable financing and factoring to the Company. Benefactors, Inc. will purchase from the Company the accounts receivable and may pay a portion of the purchase price, or lend money to the Company based upon accounts receivable of the Company.

Inventories

Inventories are valued at the lower of cost or market. Cost is determined using the average costing method. Management performs periodic assessments to determine the existence of obsolete, slow moving and non-salable inventories, and records necessary provisions to reduce such inventories to net realizable value.

Property and equipment

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

Depreciation is provided using the 200% declining balance method. It is calculated over recovery periods as prescribed by management that range from 5 years for equipment to 7 years for furniture.

Long-lived assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.

Revenue recognition policy

Revenue from the sale of water sports clothing and apparel, and motorcycle accessories are recognized when the earning process is complete and the risk and rewards of ownership have transferred to the customer, which is generally considered to have occurred upon the shipment to the customer.


Shipping and handling costs

The Company's policy is to classify shipping and handling costs as selling, general and administrative expenses.

Advertising

The Company expenses all advertising costs as incurred. For the three months ended June 30, 2005 and 2004 the Company incurred approximately $20,020 and $19,823 in advertising expenses, respectively.

Loss per common share

The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings (loss) per share. Basic loss per share is calculated using the weighted average number of common shares outstanding in the period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using the "treasury stock" method and convertible securities using the "if-converted" method. There were no adjustments required to net loss for the period presented in the computation of diluted earnings per share.

Issuance of common stock

The issuance of common stock for other than cash is recorded by the Company at management's estimate of the fair value of the assets acquired or services rendered.

Comprehensive loss

The Company adopted Financial Accounting Standards Board Statement of Financial Standards No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the periods covered in the financial statements.

Income taxes

On November 1, 2004, the Company legally amended its Articles of Incorporation to make the transition from an S-Corporation to a C-Corporation. Prior to that the S Corporation was not a tax paying entity for federal or state income tax purposes and thus no provision for income taxes was recognized. Subsequent to the change the Company began recognizing the full valuation for deferred tax assets (See Note K).

Impact of accounting standards

In November 2004, the FASB issued SFAS 151, Inventory Costs--an amendment of ARB No. 43, Chapter 4. The Statement amends the guidance of ARB No. 43, Chapter 4, Inventory Pricing, by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The adoption of SFAS 151 did not have any impact on the Company's financial condition or results of operations.

In December 2004, the FASB issued a revision to SFAS 123 (revised 2004), Share-Based Payment. The revision requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments granted to employees. The statements eliminates the alternative method of accounting for employee share- based payments previously available under APB
25. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. The Company does not believe that this recent accounting pronouncement will have a material impact on their financial position or results of operations.

In December 2004, the FASB issued SFAS No. 153 "Exchanges of Nonmonetary Assets-amendment of APB Opinion No. 29". Statement 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transaction that do not have commercial substance, defined as transaction that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of nonmonetary assets occurring after June 15, 2005. The Company does not believe that this recent accounting pronouncement will have a material impact on their financial position or results of operations.

Concentrations of credit risk

The Company performs ongoing credit evaluations of its customers. For the three months ended June 30, 2005, three customers individually accounted for approximately 73% of sales (50%, 10% and 13%). Three customers represented approximately 73% (43%, 15% and 15%) of accounts receivable at June 30, 2005.

For the three months ended June 30, 2004, two customers individually accounted for approximately 68% of sales (56% and 12%). Two customers represented approximately 72% (43%, and 29%) of accounts receivable at June 30, 2004.

For the three months ended June 30, 2005 and 2004, approximately 21% and 15%, respectively, of the Company's net sales were made to customers outside the United States.

The Company is dependent of third-party manufacturers and distributors for all of its supply of inventory. For the three months ended June 30, 2005 and 2004, the Company's two largest suppliers accounted for 96% and 99% of product purchases, respectively. The Company is dependent on the ability of its suppliers to provide products and services on a timely basis and on favorable pricing terms. The loss of certain principal suppliers or a significant reduction in product availability from principal suppliers could have a material adverse effect on the Company.

Disclosure about Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at June 30, 2005 and 2004, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

NOTE B - ACCOUNTS RECEIVABLE

In May 2004, The Company entered into a factoring agreement with Benefactor Funding Corp. ("Factor"). The Factor purchases certain customer accounts receivable on a recourse basis. The Factor initially advances 80% of the amount of the invoice with the remainder, less fees, paid to the company once the customer pays the invoice. The Company performs substantially all collection efforts and is allowed to repurchase receivables under certain circumstances. The interest rate charged to the Company varies depending on the age of the receivable upon customer payment. The factoring agreement is collateralized by substantially all Company assets.

The Company is reporting the factoring agreement as a secured borrowing in accordance with FAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". As of June 30, 2005, the balance due to the Factor was $239,618, collateralized by the factored receivables of $299,522

The accounts receivable balance as of June 30, 2005 is reported net of an allowance for doubtful accounts of $4,000.

The Company is reporting the factoring agreement as a secured borrowing in accordance with FAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". As of December 31, 2004, the balance due to the Factor was $239,618, collateralized by the factored receivables of $299,522

The accounts receivable balance as of December 31, 2004 is reported net of an allowance for doubtful accounts of $4,000.

NOTE C - INVENTORY

Inventories are comprised of finished goods ready for resale and are stated at the lower of cost or market, as determined using the average costing method. The following table represents the major components of inventory at June 30, 2005 and 2004.

                                                      2005              2004
                                                --------------    -------------
                Finished goods                       $173,713         $348,631
                                                ==============    =============


NOTE D - PREPAID EXPENSES

Prepaid expenses as of June 30, 2005 consists of $585,706 related to professional services (see Note J) paid with the Company's common stock and $58,740 of salary advances to the company President and Vice-President.

NOTE E - LOANS RECEIVABLE

During the quarter ended June 30, 2005, the Company made strategic loans totaling $122,538 for potential future association to an unaffiliated company that accrues interest at 2% per year and due 12 months from the date of draw.

NOTE F - PROPERTY AND EQUIPMENT

Property and equipment at June 30, 2005 and 2004 consist of the following:

                                                             2005              2004
                                                        ---------------   ---------------
Computer and office equipment                                  $24,700           $22,404
Furniture and fixtures                                           2,281             2,281
Machinery and equipment                                          8,462             5,112
                                                        ---------------   ---------------
                                                               $35,443           $29,797
Less:  Accumulated Depreciation                                (20,174)          (12,398)
                                                        ---------------   ---------------
                                                               $15,269           $17,399
                                                        ===============   ===============

Depreciation expense for the three months ended June 30, 2005 and 2004 was $1,488 and $1,583, respectively.


NOTE G - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses at June 30, 2005 and 2004 consist of the following:
                                                          2005            2004
                                                         -------         -------
Payables to vendors                                      354,063         409,636
Accrued taxes                                                935             500
Accrued interest payable (Note J)                          5,705              --
                                                         -------         -------
                                                         360,703         410,136
                                                         =======         =======

                                                                      2005             2004
                                                                  -------------    -------------
                Payables to vendors                                    354,063          409,636
                Accrued taxes                                              935              500
                Accrued interest payable (Note J)                        5,705                -
                                                                  -------------    -------------
                                                                       360,703          410,136
                                                                  =============    =============


NOTE H - NOTES PAYABLE

Notes payable at June 30, 2005 and 2004, are as follows:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                    2005                    2004
------------------------------------------------------------------------------------------------------------------------------------
Unsecured demand note payable to Ron and Dori Arks, bearing interest at 1.5% per month.            $ 25,000
------------------------------------------------------------------------------------------------------------------------------------
Unsecured demand note payable to Ron and Dori Arks, bearing interest at 2% per month.                27,292
------------------------------------------------------------------------------------------------------------------------------------
Unsecured demand note payable to Myrwood and Coral Guy, bearing interest at 2% per month.            89,992
------------------------------------------------------------------------------------------------------------------------------------
Unsecured demand note payable to Ty Guy, bearing interest at 2% per month.                           79,991
------------------------------------------------------------------------------------------------------------------------------------
Unsecured demand note payable to John Helms, bearing interest at 2% per month.                      199,991
------------------------------------------------------------------------------------------------------------------------------------
Unsecured demand note payable to New Heart Ministries, bearing interest at 2% per month.             39,992
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  $ 462,258                     $ -
------------------------------------------------------------------------------------------------------------------------------------

Related party Notes payable at June 30, 2005 and 2004, are as follows:

------------------------------------------------------------------------------------------------------------------------------
                                                                                              2005                    2004
------------------------------------------------------------------------------------------------------------------------------
Unsecured note payable to Donald A. Dallape, President, bearing interest at
2% per month due every 30 days.                                                                                     $ 280,508
------------------------------------------------------------------------------------------------------------------------------
Unsecured note payable to Scott Swendener, Vice-President, bearing interest at
2% per month due every 30 days.                                                                                       324,358
------------------------------------------------------------------------------------------------------------------------------
Unsecured demand note payable to Sheryl Gardner , bearing interest at 2% per month.            89,992
------------------------------------------------------------------------------------------------------------------------------
Unsecured note payable to Geno Apicella, Vice-President, non-interst bearing                    9,500
------------------------------------------------------------------------------------------------------------------------------
                                                                                             $ 99,492               $ 604,866
------------------------------------------------------------------------------------------------------------------------------

During 2004, the notes payable to the two officers of the Company were replaced by notes payable to outside individuals. A note payable to the Company Vice-President was issued in February 2005.

NOTE I - COMMITMENT

During the three months ended June 30, 2005, the Company leased office and warehouse space at a rate of $6,806 per month with lease terms extending through April 30, 2006. Future lease payments under this operating lease are as follows:


                                 Approximate                                                                 Total
           Location              Square Feet                Current Lease Term              Monthly Rent   Commitment
------------------------------------------------------------------------------------------------------------------------
1284 Puerta Del Sol Suite 150       8,883      January 1, 2005 through December 31, 2005         $  6,806      $ 40,836
1284 Puerta Del Sol Suite 150       8,883      January 1, 2006 through April 30, 2006            $  7,216      $ 86,592
                                                                                                               ---------
Total Future Commitments                                                                                       $127,428
                                                                                                               =========

The Company incurred $20,418 and $12,792 in rent expense during the three months ended June 30, 2005 and 2004, respectively.

NOTE J - STOCKHOLDERS' EQUITY

On August 18, 2004, the Company entered into a service contract valued at $100,000 in exchange for 400,000 shares of common stock which represents the fair market value of the stock as of that date. The contract term is 24 months. For the year ended December 31, 2004, the company recognized $18,493 of expense in connection with this contract with the remaining balance of $81,507 accounted for as prepaid expense. During the three and six months ended June 30, 2005, the Company recognized expense of $12,466 and $24,795, respectively. The shares related to this contract are accounted for in the equity section of the balance sheet as Common Stock Payable.

On January 2, 2005, the Company agreed to pay their SEC attorney 100,000 shares of common stock valued at $25,000 which represents the fair market value of the stock as of that date for services rendered during the quarter ended March 31, 2005. We expensed the full value of the common stock during the quarter ended March 31, 2005. The shares related to this contract are accounted for in the equity section of the balance sheet as Common Stock Payable.

On March 1, 2004, the Company entered into a service contract valued at $62,500 in exchange for 250,000 shares of common stock which represents the fair market value of the stock as of that date. The contract term is 24 months. For the three months ended March 31, 2005, the company recognized $2,568 of expense in connection with this contract with the remaining balance of $59,932 accounted for as prepaid expense. During the three and six months ended June 30, 2005, the Company recognized expense of $7,791 and $10,360, respectively. The shares related to this contract are accounted for in the equity section of the balance sheet as Common Stock Payable.

On September 9, 2004, the Company commenced a limited Private Placement Memorandum (PPM) to raise up to $1,750,000 through the sale of the Company's common stock at a price of $0.25 per share. During the year ended December 31, 2004, the Company received $69,500 in exchange for 278,000 shares of common stock. Also in connection with the PPM, during the period January 1, 2005 to June 30, 2005 the Company received $561,430 in cash and $98,570 in commitments in exchange for 2,640,000 shares of common stock. In total, the PPM will result in the issuance of 2,918,000 shares of common stock. The amounts related to these cash receipts and commitments are accounted for in the equity section of the balance sheet as Common Stock Payable.

In May 2005, the Company closed its private placement to any further investment so that it could submit an SB-2 registration statement pursuant to an initial offering through which the Company intends to become publicly traded on the Over-the-Counter Bulletin Board.

As of February 28, 2005, all of the notes payable outstanding at December 31, 2004, totaling $614,800, were cancelled and new notes payable was issued accruing interest at 2% per annum until February 28, 2006. At that time, the remaining outstanding principal balance and all interest accrued but unpaid can be paid with the Company's common stock at a conversion price of $0.25 per share for every dollar of interest owed to the note holder. All interest accrued but unpaid as of February 28, 2005 was converted to the Company's common stock at the conversion price of $0.25 per share for every dollar of interest owed to the note holder representing an addition to stockholders' equity of approximately $104,232 and 416,928 shares of common stock payable. The shares related to this conversion are accounted for in the equity section of the balance sheet as Common Stock Payable.

In April 2005 the Company agreed to issue 8,500,000 shares of its common stock to its founding members and key employees for value received of $2,125,000, or $0.25 per share. The company also agreed to issue 3,060,000 shares of its common stock in consideration for professional and consulting services to be rendered valued at $765,000, or $0.25 per share and included in prepaid expenses. The amounts related to these payables are accounted for in the equity section of the balance sheet as Common Stock Payable.

The Company did not issue any stock for the years ending December 31, 2003, 2004 or the six month period ending June 30, 2005. All share purchases and issuances are recorded to common stock payable/subscribed as of June 30, 2005 and will be reclassified to common stock and additional-paid-in-capital upon issuance.

NOTE K - NET OPERATING LOSS CARRY FORWARD

In assessing the ability to realize deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. At December 31, 2004 a valuation allowance for the full amount of the net deferred tax asset was recorded because of uncertainties as to the amount of taxable income that would be generated in future years.

                               United States Corporation Income Taxes
----------------------------------------------------------- --- ---------------------------
                Period of Loss                      Amount                Expiration Date
----------------------------------------------------------- --- ---------------------------
               December 31, 2004                  $420,935               December 31, 2024
----------------------------------------------------------- --- ---------------------------

Prior to November 2004 the Company was organized as an S-Corporation and all losses were distributed and recognized through the tax returns of the owners.

The loss for the six months ended June 30, 2005 was $2,518,983. As of June 30, 2005 a valuation allowance for the full amount of the net deferred tax asset has been recognized over the periods for $1,175,967, based on an anticipated tax rate of 40%.

NOTE L - GOING CONCERN AND MANAGEMENT'S PLANS

The Company has suffered recurring losses from operations since inception. In addition, the Company has yet to generate an internal cash flow from its business operations. These factors give raise substantial doubt about its ability to continue as a going concern.

Management's plans with regard to these matters encompass the following actions:
1) obtain funding form new investors to alleviate the Company's working capital deficiency, and 2) implement a plan to generate additional sales. The Company's continued existence is dependent upon its ability to resolve its liquidity problems and increase profitability in its current business operations. However, the outcome of management's plans cannot be ascertained with any degree of certainty. The accompanying financial statements do not include any adjustments that might result from the outcome of these risks and uncertainty.

NOTE M - SUBSEQUENT EVENT

On July 1, 2005, the Company made a strategic loan (see NOTE E) for $76,940.

From July 22, 2005 through August 8, 2005, Company issued 15,644,928 shares of common stock related to the September, 2004 private placement (2,918,000), founder's shares (8,500,000), accrued interest conversion (416,928) and service providers (3,810,000) as described in Note J hereto.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.     Indemnification of Directors and Officers

As permitted by Section NRS 78.138 of the Nevada State Corporation Law, we have adopted provisions in our certificate of incorporation and bylaws that will be in effect upon the completion of this offering that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

      o any breach of the director's duty of loyalty to us or our stockholders;
      o any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
      o any act related to unlawful stock repurchases, redemptions or other distributions or payments of dividends; or
      o any transaction from which the director derived an improper or personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Nevada law.

As permitted by Section NRS 78.138 of the Nevada State Corporation Law, our bylaws provide that:

      o we may indemnify our directors, officers, and employees to the fullest extent permitted by the Nevada State Corporation Law, subject to limited exceptions;
      o we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Nevada State Corporation Law, subject to limited exceptions; and
      o the rights provided in our amended and restated bylaws are not exclusive.

Our certificate of incorporation, attached as Exhibit __ hereto, and our bylaws, attached as Exhibit __ hereto, provide for the indemnification provisions described above and elsewhere herein.

Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere in this registration statement:

                                                       Exhibit
         Document                                       Number
         Articles of Incorporation                    Exhibit 3.1
         Bylaws                                       Exhibit 3.2

Item 25.     Other Expenses Of Issuance And Distribution

The following table sets forth the costs and expenses payable by us in connection with the offering of the common stock being registered. All amounts are estimates except the SEC Registration Fee.


SEC registration fee                                                 $    422.28
Accounting fees and expenses                                         $ 50,000.00
Legal fees and expenses                                              $ 50,000.00
Transfer agent and registrar fees and expenses                       $ 10,000.00
Directors and officers insurance premium                             $ 25,000.00
Miscellaneous                                                        $ 15,000.00
Total                                                                $150,422.28


Item 26.     Recent Sales of Unregistered Securities

The following list sets forth information regarding all securities we have sold since September 2004.


1. In the period beginning in July 2004 through May 27, 2005, we sold an aggregate of 2,918,000 shares of our common stock for aggregate cash consideration of $729,500.
      a. In July, 2004, we sold 24,000 shares of common stock to 18 individuals for consideration of $6,000.
      b. In August, 2004 we sold 94,000 shares of common stock to 18 individuals for consideration of $.25 per share or a total of $23,500.
      c. In October, 2004 we sold 120,000 shares of common stock to 2 individuals for consideration of $.25 per share for a total of $30,000.
      d. In January, 2005, we sold 600,000 shares of common stock to two individuals for consideration of $.25 per share or a total of $150,000.
      e. In February, 2005, we sold 80,000 shares of common stock to two individuals for consideration of $.25 per share for a total of $20,000.
      f. In March, 2005, we sold 50,000 shares of common stock to one individual for consideration of $.25 per share for a total of $12,500.
      g. In April, 2005, we sold 1,050,000 shares of common stock to two individuals for consideration of $.25 per share for a total of $262,500.
      h. In May, 2005 we sold 900,000 shares of common stock to ten individuals for consideration of $.25 per share for a total of $225,000.


All such sales of the Company's stock did not involve any public offering. All sales were completed as private offerings to accredited investors/affiliates of the issuer without general solicitation. The shares sold pursuant to the private offerings were issued in July 2005 through August 2005.


The issuance of securities in the transactions described above were deemed exempt from registration under the Securities Act in reliance on Section 4(2) or Regulation D promulgated thereunder as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their level of sophistication or status as an accredited investor and their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about us or had access, through employment or other relationships, to such information.

There were no underwriters employed in connection with any of the transactions set forth in this Item 26.

Item 27.     Exhibits


Exhibit Number       Exhibit Description
--------------------------------------------------------------------------------

3.1.        Articles of Incorporation of the Registrant
3.2.        Bylaws
3.3.        Amended Articles of Incorporation of the Registrant
4.1.        Specimen common stock certificate
4.2.        Promissory Note, dated January 28, 2005 by and between Registrant and Ron and Dori Arko
4.3.        Promissory Note, dated January 28, 2005 by and between Registrant and Don Dallape and Scott Swendener
4.4.        Promissory Note, dated January 28, 2005 by and between Registrant and Sheryl Gardner
4.5.        Promissory Note, dated January 28, 2005 by and between Registrant and John Helms
4.6.        Promissory Note, dated January 28, 2005 by and between Registrant and Myrwood and Coral Guy
4.7.        Promissory Note, dated January 28, 2005 by and between Registrant and Ty Guy
4.8.        Promissory Note, dated January 28, 2005 by and between Registrant and New Heart Ministries
5.1         Opinion of Michael L. Corrigan, Atty. At Law
10.1        Material Contracts - IR Agreement
10.2        Material Contracts - Consulting Agreement
10.3        Material Contracts - Consulting Agreement
10.4        Material Contracts - Consulting Agreement
10.5        Material Contracts - Consulting Agreement
10.6        Material Contracts - Consulting Agreement
10.7        Lease Agreement
10.8        Employment Agreement - Don Dallape
10.9        Employment Agreement - Scott Swendener
10.10       Employment Agreement - Geno Apicella
10.11       Factor Agreement, dated as of May 10, 2004 by and between the Registrant and Benefactor Funding Inc.
10.12       License Agreement, dated as of April 28, 2005 by and between the Registrant and Eagle Rider, Inc.
10.13       License Agreement, dated as of March 18, 2003 by and between the Registrant and Yamaha Motor Corp.
10.14       License agreement dated as of March 25,2003 by and between the Registrant and KTM of America.
10.15       License agreement dated as of September 27,2004, by and between the Registrant and Redline Racing
10.16       License agreement dated as of March 24, 2003, by and between the Registrant and AMA Inc.
10.17       Form of Indemnity Agreement between the Registrant and each of its directors and executive officers
10.18       Employment Agreement - Sheryl Gardner
10.19       Material Contracts - Consulting Agreement
10.20       Material Contracts - Professional Services Agreement
16.1        Change in Certifying Accountant
23.1        Consent of Bedinger & Company independent registered public accounting firm (Restated)
23.2        Consent of Michael L. Corrigan (included in Exhibit 5.1)

Item 28.     Undertakings


The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statements to:
      a. include any prospectus required by Section 10(a)(3) of the Securities Act;
      b. reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and
      c. include any additional or changed material information on the plan of distribution.
2. That, for determining liability under the Securities Act, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Clemente, State of California, on the 23rd day of March, 2005.



                                           EXECUTE SPORTS, INC.

                                           /s/ Don Dallape
                                           ------------------------------------
                                           Don Dallape
                                           Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                              Title                                       Date
                 ---------                                              -----                                       ----

             /s/ Donald Dallape                              Chief Executive Officer and                       March 23, 2005
             ------------------                                 Chairman of the Board
               Donald Dallape                               (principal executive officer)

             /s/ Sheryl Gardner                         Chief Financial Officer and Secretary                  March 23, 2005
             ------------------                      (principal financial and accounting officer)
               Sheryl Gardner

            /s/ Scott Swendener                                        Director                                March 23, 2005
            -------------------
              Scott Swendener

             /s/ Gino Apicella                                         Director                                March 23, 2005
             ------------------
               Gino Apicella

Exhibit Number       Exhibit Description
--------------------------------------------------------------------------------

3.1.        Articles of Incorporation of the Registrant
3.2.        Bylaws
3.3.        Amended Articles of Incorporation of the Registrant
4.1.        Specimen common stock certificate
4.2.        Promissory Note, dated January 28, 2005 by and between Registrant and Ron and Dori Arko
4.3.        Promissory Note, dated January 28, 2005 by and between Registrant and Don Dallape and Scott Swendener
4.4.        Promissory Note, dated January 28, 2005 by and between Registrant and Sheryl Gardner
4.5.        Promissory Note, dated January 28, 2005 by and between Registrant and John Helms
4.6.        Promissory Note, dated January 28, 2005 by and between Registrant and Myrwood and Coral Guy
4.7.        Promissory Note, dated January 28, 2005 by and between Registrant and Ty Guy
4.8.        Promissory Note, dated January 28, 2005 by and between Registrant and New Heart Ministries
5.1         Opinion of Michael L. Corrigan, Atty. At Law
10.1        Material Contracts - IR Agreement
10.2        Material Contracts - Consulting Agreement
10.3        Material Contracts - Consulting Agreement
10.4        Material Contracts - Consulting Agreement
10.5        Material Contracts - Consulting Agreement
10.6        Material Contracts - Consulting Agreement
10.7        Lease Agreement
10.8        Employment Agreement - Don Dallape
10.9        Employment Agreement - Scott Swendener
10.10       Employment Agreement - Geno Apicella
10.11       Factor Agreement, dated as of May 10, 2004 by and between the Registrant and Benefactor Funding Inc.
10.12       License Agreement, dated as of April 28, 2005 by and between the Registrant and Eagle Rider, Inc.
10.13       License Agreement, dated as of March 18, 2003 by and between the Registrant and Yamaha Motor Corp.
10.14       License agreement dated as of March 25,2003 by and between the Registrant and KTM of America.
10.15       License agreement dated as of September 27,2004, by and between the Registrant and Redline Racing
10.16       License agreement dated as of March 24, 2003, by and between the Registrant and AMA Inc.
10.17       Form of Indemnity Agreement between the Registrant and each of its directors and executive officers
10.18       Employment Agreement - Sheryl Gardner
10.19       Material Contracts - Consulting Agreement
10.20       Material Contracts - Professional Services Agreement
16.1        Change in Certifying Accountant
23.1        Consent of Bedinger & Company independent registered public accounting firm (Restated)
23.2        Consent of Michael L. Corrigan (included in Exhibit 5.1)